AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED - OCTOBER 12, 2023 SUBJECT TO COMPLETION

RAD DIVERSIFIED LAND REIT, INC.

5404 Cypress Center Dr. Tampa,

FL 33609 Suite #320

(833) 723-2637

https://www.raddamerica.com/

Maximum Offering Amount: $75,000,000 in Shares of Common Stock

RAD Diversified Land REIT, Inc. d/b/a RADD America, a Maryland corporation (which we refer to as “we,” “us,” “our” or “Company”) is offering up to 7,500,000 shares of our common stock at a price of $10.00 per share (subject to adjustment as herein detailed), for gross proceeds of up to $75,000,000 (“Maximum Offering Amount”). There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of shares is not sold. The minimum investment established for each investor is $5,000. For more information on the securities offered hereby, please see the item titled “Description of Securities” on page 77.

The sale of Shares will commence once this offering circular, as amended from time-to-time, is qualified by the Securities and Exchange Commission (“SEC” or “Commission”). We will conduct separate closings, which closings may be conducted on a rolling basis promptly after receiving investor funds, but in no case longer than every 30 days. This offering will be terminated on (i) the date which is three years from the date this offering circular or amendment thereof, as applicable, is qualified by the SEC, or (ii) the sale of the Maximum Offering Amount of shares for the offering. Notwithstanding the foregoing, the Company may amend or terminate this offering at any time, in its sole discretion, and will amend or supplement this offering circular as appropriate. If the offering terminated after receiving subscriptions that have not been accepted by the Company, such investor funds will be promptly returned following such termination.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

There are significant transfer restrictions on the shares hereby offered. See “Description of Securities.” The Company has a significant interest in preserving its status as a REIT. In order to ensure compliance with REIT requirements, the Company requires that no single stockholder holds more than 9.8% of the stock outstanding. Transfer of shares is also subject to approval by the Company. Should any attempt to transfer shares violate this condition, the Company will not recognize such attempted transfer and the transfer will be void.

There is no market for our interests and none is likely to develop in the future.

	Price to public(1)	Underwriting discount and commissions(2)	Proceeds to Issuer
Per Interest	$10.00	$0.50	$9.50
Maximum offering Amount	$75,000,000	$3,750,000	$71,250,000

(1)	The per share purchase price for our shares in this offering was arbitrarily determined by the Company.

(2)

The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (the “Broker”), as broker-dealer of record to perform broker-dealer administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. Once the Commission qualifies this offering circular, as amended, the Broker will receive a fee equal to 1.5% on the aggregate amount raised by the Company directly through Company’s own marketing efforts and 5% on all funds from investors that were obtained as a direct result of being featured on the Going Public series produced by Crush Capital. For purposes of calculating the amount in the chart, we have assumed that all amounts raised in this offering are subject to the 5% fee although the Company expects that its marketing efforts will generate a significant portion of the capital in this raise.

The Company has also entered into an agreement with Crush Capital Inc. (“Crush”), producer of a webcast series called “Going Public.” Crush subsidiary Crush Securities, LLC, member FINRA/SIPC, (“Participating Broker”) will act as a participating broker with Dalmore Group, LLC and will receive a portion of the 5% fee to be paid to the Broker during the term of its engagement. Additionally, the Broker, the Participating Broker and their respective affiliates will receive certain other fees.  See “Plan of Distribution” for more details.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on page 11 for a description of some of the risks that should be considered before investing in our interests.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This offering circular Uses the Form S-11 Disclosure Format.

SUMMARY OF OFFERING

This offering summary highlights the information contained elsewhere in this offering circular. Because it is a summary, it may not contain all the information that you should consider before investing in our shares.  To fully understand this offering, you should carefully read this entire offering circular, including the more detailed information set forth under the caption “Risk Factors,” together with the Exhibits included in the offering statement of which this offering circular is a part. Unless the context otherwise requires or indicates, references in this offering circular to “us,” “we,” “our” or the “Company” refer to RAD Diversified Land REIT, Inc., a Maryland corporation, and our wholly owned subsidiaries.

We refer to RADD Capital Management, LLC, as our “Manager.”  As used in this offering circular, an affiliate of, or person affiliated with, a specified person is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. The shares of common stock of the Company described herein may collectively be referred to in this offering circular as the “shares” and each, individually, as a “share,” and the offering of the interests may be referred to in this offering circular as the “offering.”

The Company

RAD Diversified Land REIT, Inc., a Maryland corporation d/b/a RADD America was formed on September 8, 2022, to acquire, develop, lease, manage, maintain, and/or sell raw, partially improved and fully improved land throughout the United States (“Investments”).

The Company will seek opportunities in various geographical locations across the United States to acquire land that can be leased, including for agricultural, ranching and commercial uses, or developed for new build residential, multi-family residential, and/or mixed-use residential commercial properties. Our initial focus is expected to be in California, Idaho, Texas, Tennessee, Arkansas, Pennsylvania, New Jersey, North Carolina, and Florida, with expansion throughout the United States, as determined by our Manager.

Capitalization

We are authorized to issue 200,000,000 shares of common stock. As of October 10, 2023 we have issued approximately 417,614 shares in a private offering for $10 per share. Following this offering, assuming a price of $10.00 per share and no other issuances, we will have 7,917,614 shares outstanding.

Holders of our common stock will share proportionately in any dividends authorized by our Board of Directors and declared by us. Each share of our common stock will entitle its holder to one vote per share. Our common stock does not have any pre-emptive purchasing rights, nor are there cumulative voting rights. This means that it will be more difficult to affect control over issues upon which holders of common stock are entitled to vote.

REIT Status

We intend to elect to be taxed as a REIT for federal income tax purposes, for which the Company intends to qualify after beginning its operations. We intend to qualify as a real estate investment trust, or REIT, beginning with our taxable year ending December 31, 2023. This election to be treated as a REIT may be deferred by our Board of Directors until the taxable year ending December 31, 2024. In the event of such deferral of the REIT election, we would be taxed as a corporation for the taxable year ending December 31, 2023.

As long as we maintain our qualification as a REIT, we generally will not be subject to federal income or excise tax on income that we intend to distribute to our stockholders.

Under the Internal Revenue Code of 1986, as amended (the “Code”), a REIT is subject to numerous organizational and operational requirements, including a requirement that it annually distribute at least 90% of its REIT taxable income (determined without regard to the deduction for dividends paid and excluding net capital gain) to its stockholders.

If we fail to maintain our qualification as a REIT in any year, our income will be subject to federal income tax at regular corporate rates, regardless of our distributions to stockholders, and we may be precluded from qualifying for treatment as a REIT for the four-year period immediately following the taxable year in which such failure occurs.

Even if we qualify for treatment as a REIT, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

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Ownership Restrictions on common stock

Our Articles of Incorporation contain a restriction on ownership of our shares that generally prevents any one person from owning more than 9.8% in value of the outstanding shares of our capital stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, unless otherwise excepted (prospectively or retroactively) by our Board of Directors. Our Articles of Incorporation also contain other restrictions designed to help us maintain our qualification as a REIT.  See “Description of Securities - Restrictions on Ownership and Transfer.”

Restrictions on the Transfer of common stock

There are significant transfer restrictions on the shares hereby offered. See “Description of Securities.” The Company has a significant interest in preserving its status as a REIT. In order to ensure compliance with REIT requirements, the Company requires that no single stockholder holds more than 9.8% of the stock outstanding as above discussed. Transfer of shares is also subject to approval by the Company. Should any attempt to transfer shares violate this condition, the Company will not recognize such attempted transfer and the transfer will be void.

In addition, any transfer of shares must comply with applicable federal and state securities laws, which may require providing the Company or its transfer agent with an opinion of counsel that such shares may be transferred. Even if an investor is able to transfer its shares, the is no market for the Company’s securities and none may develop in the future.

Dividends

We have not paid any dividends to date. Generally, as a REIT, we will be required to distribute 90% of our “REIT taxable income” (computed without regard to deduction for dividends paid and our net capital gains); plus 90% of our net income (after tax), if any, from foreclosure property (as described below); minus the sum of specified items of non-cash income that exceeds a percentage of our income.

Redemption

While investors should view this investment as long-term, we have established a redemption plan whereby, after the date six months from the date that an investor purchases any shares, an investor may request for the Company to redeem its shares on a semi-annual basis.

The price paid by the Company to redeem an investor’s shares will be discounted if the redemption takes place during the first five years after purchase by the investor, with the discount decreasing with time.

The redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us.

Reporting

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Securities Act of 1933, as amended (the “Securities Act”). Rather, we will be subject to the more limited reporting requirements under Tier 2 of Regulation A, including the obligation to electronically file:

•	annual reports (including disclosure relating to our business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements);
•	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A); and
•	current reports for certain material events.

At any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

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If and when we become subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), we intend to qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which will entitle us to take advantage of certain reduced reporting requirements and relieve us certain other significant requirements that are otherwise generally applicable to public companies.

Contact Information

The mailing address of our principal executive offices is:

RAD Diversified Land REIT, Inc.

5404 Cypress Center Dr. Suite #320, Tampa, FL 33609

Attn: Investor Relations

Our telephone number is 1-833-723-7348 and our website address is raddamerica.com. You may direct inquiries to: admin@RADDiversified.com.

The contents of the Company’s website referred to above are not incorporated into this filing. Further, our references to the URL for this website are intended to be inactive textual references only. Further the information on the Company’s website may not have been created by the Company, may be inaccurate, and should not be relied upon by any investor in making a decision to purchase shares.

Management

External Manager

Our investments will be externally managed by RADD Capital Management, LLC, a Florida limited liability company or the “Manager,” pursuant to the terms of a Management Agreement, dated January 3, 2023, a copy of which is attached to this offering circular as Exhibit 6.1 (the “Management Agreement”).  The Manager will make all investment decisions for us.  The Manager’s principals, which include certain of officers and directors, and their respective affiliates specialize in acquiring, repositioning (where applicable) and managing real estate, particularly in states such as California, Idaho, Texas, Tennessee, Arkansas, Pennsylvania, New Jersey, North Carolina, and Florida.

The Manager will oversee our overall business and affairs and will have broad discretion to make operating decisions on our behalf and to make Investments. Our stockholders will not be involved in our day-to-day affairs.

Officers and Directors

Our officers and directors are as follows:

Name	Position	Age	Term of Office
Brandon “Dutch” Mendenhall	Chief Executive Officer, Chief Investment Officer, Director, Chairman	44	September 2022-present
Dena Mangini	Chief Financial Officer and Treasurer	48	September 2023-present
Taylor Green	Chief Operating Officer and Corporate Secretary	30	September 2022-present
Dory Mendenhall	Vice President of Real Estate	46	September 2022-present
Dusty Warren	Director	41	September 2022-present
Amy Vaughn	Director	45	September 2022-present

Our management team has significant real estate experience, with 40+ years combined experience in the real estate business as both portfolio managers and educators.

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Our Chief Executive Officer, Brandon “Dutch” Mendenhall, started The Seminar Solution in 2007, an education platform that still provides mentoring to thousands of people who want to successfully invest in real estate and alternative investments.

Management Compensation

Pursuant to the Management Agreement, our Manager will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets.  The items of compensation are summarized in the following table.  None of our Manager, officers, directors nor their respective affiliates will receive any selling commissions or other fees in connection with the offer and sale of our shares of common stock. Further, Dutch Mendenhall and Amy Vaughn will receive an initial salary of $5,000 per month, which shall increase by 10% per month. Our other officers and directors will not receive direct compensation from the Company for their services.

Asset Management Fee:

The Asset Management Fee is equal to 2% of our net asset value (“NAV”) to be determined on a quarterly basis once the NAV has been determined, calculated as the fair market value of all of the Company’ assets, as determined by the Board of Directors, less the fair market value of all the Company’s liabilities. This fee is payable to our Manager on a quarterly basis.

The Asset Management Fee compensates our Manager for managing all of our assets. The Asset Management Fee is paid regardless of the Company’s performance.

Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations and changes to our NAV. We cannot determine these amounts at the present time.

Performance Fee:

The Performance Fee is equal to 20% of the increase in our NAV that is not attributable to capital we have raised from investors as a result of any Regulation A or other securities offering.

The Performance Fee compensates our Manager based on the appreciation in value of our assets and is not guaranteed.

Actual amounts are dependent upon the results of our operations. We cannot determine these amounts at the present time.

Conflicts of Interest

Our officers and directors, and the owners and officers of our Manager and its affiliates, are involved in, and will continue to be involved in, the ownership and advising of other real estate entities and programs, including those sponsored by RAD Diversified REIT, Inc., which has an ongoing Regulation A offering.

These pre-existing interests, and similar additional interests as may arise in the future, may give rise to conflicts of interest with respect to our business, our investments, and our investment opportunities.

Investment Objectives

Our primary investment objectives are:

•	To acquire, reposition, develop, lease, and manage income producing land;

•	To grow net cash from operations so that an increasing amount of cash flow is available for distributions to investors over the long-term;

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•	To pay attractive and consistent cash distributions;

•	To preserve and protect stockholder value; and,

•	To realize growth in the value of our investments by timing their sale to maximize value.

There is no assurance that any of our investment objectives will be met.

Investment Strategy

We intend to use substantially all of the proceeds of this offering to acquire raw, partially improved and fully improved land throughout the United States. The Company will seek opportunities in various geographical locations across the United States to acquire land that can be leased, including for agricultural, ranching and commercial uses, or developed for new build residential, multi-family residential, and/or mixed-use residential commercial properties.

Due to the nature of farming and ranching operations, we will research, submit for, and leverage available grants and loan opportunities provided by local, state, and federal government (“Grants”).

The ability to leverage Grants will be vital in our strategy to enhance our farm, ranch, and land procurement. The following federal grants and compliance standards, in addition to others, will be reviewed on a regular basis and applied to our strategy in locating, assessing, procuring, and expanding our operations. These grants include, but are not limited to the following:

a.	USDA Code 441 Natural Resources Conservation Service Irrigation System, Micro Irrigation;

b.	USDA Code 528 Natural Resources Conservation Service Prescribed Grazing;

c.	USDA Code 666 Natural Resources Conservation Service Forrest Stand Improvement;

d.	USDA Code 340 Cover Croup Conservation Practice Standard;

e.	Specialty Crop Block Grant Program;

f.	Organic Cost Share Program;

g.	Value Added Producer Grants;

h.	Cooperative Forestry Assistance; and,

i.	Rural Development Loan & Grant Assistance.

Details on the loan program are available at: Grants and Loans | USDA.

In addition to leveraging available Grants under USDA, numerous state and federal loan opportunities exist for procurement, operation, and expansion of land, farm, and ranches. These loans include, but are not limited to the following:

1. Federal Loans: Numerous federal loans exist depending on the need and the purpose for the money. Most of this money is available from the Farm Service Agency (FSA) division of the U.S.D.A. (U.S. Department of Agriculture). These loans include, but are not limited to, the following:

a.	Direct Operating Loans: Fund the day-to-day expenses of running an established farm or ranch. This money can help with purchasing equipment and fertilizer, seed and feed, and paying worker salaries.

b.	Farm Ownership Loans: Available for purchasing land and constructing or repairing buildings and equipment.

c.	Farm Emergency Loans: Provided when a catastrophe or natural disaster affects an entire region of the country and destroys or interrupts farm production.

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2. State Loans: Most states with a significant agricultural industry provide funding for farmers and ranchers through loans. The money is raised by issuing “Aggie Bonds.” These bonds are a combination of federal and state money. They permit lenders to loan money to farmers at below-market interest rates, often 1 to 3 percentage points lower than a conventional loan. Sixteen states currently issue Aggie Bonds and provide loans to their farmers and ranchers with the proceeds: Arkansas, Colorado, Idaho, Illinois, Indiana, Iowa, Kansas, Minnesota, Missouri, Montana, Nebraska, North Dakota, Oklahoma, Pennsylvania, South Dakota and Wisconsin.

The Offering

This offering circular relates to the sale of up to $75,000,000 in shares at a price of $10.00 per share. There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of shares is not sold.  The minimum investment amount established for each investor is $5,000.

The sale of shares will commence once this offering circular, as amended from time-to-time, is qualified by the SEC. We will conduct separate closings on a rolling basis, each time promptly after receiving investor funds but in no case longer than every 30 days. This offering will be terminated on (i) the date which is three years from the date this offering circular or amendment thereof, as applicable, is qualified by the SEC, or (ii) the sale of the Maximum Offering Amount of shares for the offering. Notwithstanding the foregoing, the Company may amend or terminate this offering at any time, in its sole discretion, and will amend or supplement this offering circular as appropriate. If the offering terminated after receiving subscriptions that have not been accepted by the Company, such investor funds will be promptly returned following such termination.

The Company has engaged Dalmore Group, LLC, member FINRA/SIPC, as broker-dealer of record, to perform broker-dealer administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. Once the Commission has qualified the offering statement of which this offering circular is a part and this offering commences, the Broker will receive a cash commission equal to 1.5% on the aggregate amount raised by the Company directly through Company’s own marketing efforts and 5% on all funds from investors that were obtained as a direct result of being featured on the Going Public Series produced by Crush Capital.

We have engaged Novation Solutions, Inc. o/a DealMaker (“DealMaker”), to provide the platform and related services being used to obtain subscriptions resulting from the Company’s direct marketing efforts and Issuance, Inc. (“Issuance”) to provide the platform and related services being used to obtain subscriptions resulting from the Company being featured on the Going Public Series.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by wire transfer, ACH, or credit card, by following the instructions provided within the applicable portal. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act, which states that in Tier 2 Regulation A offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by an investor who is a natural person for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth, unless the purchaser is an accredited investor. In the case of an investor who is not a natural person, revenues or net assets for the investors’ most recently completed fiscal year are used instead.

Summary of Risk Factors

Investing in our shares involves a high degree of risk.  You should carefully review the “Risk Factors” section of this offering circular, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock.  Some of the more significant risks are those set forth below:

•	We were recently organized and do not have an operating history, performance record, or financial resources. There is no assurance that we will be able to successfully achieve our investment objectives.

•	Investors will not have the opportunity to evaluate or approve any Investments prior to our acquisition or financing thereof.

•	Investors will rely solely on our Manager to manage the Company and our Investments. The Manager will have broad discretion to invest our capital and make decisions regarding Investments.

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•	We may not be able to invest the net proceeds of this offering on terms acceptable to investors, or at all.

•	Investors will have limited control over changes in our policies and day-to-day operations, which increases the uncertainty and risks you face as an investor. In addition, our Board of Directors may approve changes to our policies, including our policies with respect to distributions and redemption of shares, without prior notice or your approval.

•	An investor could lose all or a substantial portion of its investment.

•	There is no public trading market for our common stock, and we are not obligated to effectuate a liquidity event or a listing of our shares on any nationally recognized stock exchange by a certain date or at all. Thus, it will be difficult for an investor to sell its shares.

•	We may fail to qualify as or maintain our qualification as a REIT for federal income tax purposes. We would then be subject to corporate level taxation and regulation as an investment company, and we would not be required to pay any distributions to our stockholders.

•	The offering price of our shares was not established based upon any appraisals of assets we own or may own. Thus, the initial offering price may not accurately reflect the value of our assets at the time an investor’s investment is made.

•	Substantial actual and potential conflicts of interest exist between our investors and our interests or the interests of our Manager, and our respective affiliates, including conflicts arising out of: (a) allocation of personnel to our activities; (b) allocation of investment opportunities between us;; and, (c) potential conflicts arising out of transactions between us, on the one hand, and our Manager and its affiliates, on the other hand, involving compensation and incentive fees payable to our Manager or dealings in real estate transactions between us and our Manager and its affiliates.

•	There are substantial risks associated with owning, financing, operating, leasing, and managing real estate, and the investment in farmland is subject to specific regulations and limitations. If we invest in foreclosure properties or through the purchase of tax deeds, the investment may involve additional risks.

•	The amount of distributions we will make is uncertain. We may fund distributions from offering proceeds, borrowings, and the sale of assets, to the extent distributions exceed our earnings or cash flows from our operations if we are unable to make distributions from our cash flows from operations. There is no limit on the amount of offering proceeds we may use to fund distributions. Distributions paid from sources other than cash flow or funds from operations may constitute a return of capital to our stockholders. Rates of distributions may not be indicative of our actual operating results.

•	Because sales can be dissolved, we must hold onto a property purchased at a tax deed sale for a certain number of months before we can occupy, expand the farming and ranching operations on the property, or commence new construction projects.

•	Our future growth will depend upon our ability to acquire real estate investments in several competitive real estate markets and to raise additional capital.

ABOUT THIS CIRCULAR

We have prepared this Offering Circular to be filed with the SEC for our offering of securities. The Offering Circular includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.

You should rely only on the information contained in this Offering Circular and its exhibits. We have not authorized any person to provide you with any information different from that contained in this Offering Circular. The information contained in this Offering Circular is complete and accurate only as of the date of this Offering Circular, regardless of the time of delivery of this Offering Circular or sale of our shares. This Offering Circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents and agreements relating to this offering, if readily available to us, will be made available to a prospective investor or its representatives upon request.

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INDUSTRY AND MARKET DATA

The industry and market data used throughout this Offering Circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us. This offering circular also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this offering circular. In addition to the other information provided in this offering circular, you should carefully consider the following risk factors in evaluating our business and before purchasing any of our common stock. Material risks identified by the Company are discussed in this section; however, discussion may not include all risks applicable to an investment in shares to the extent such risks have not been contemplated by the Company.

Risks Related to Lack of Operating History

The Company was incorporated in September 2022 and has limited assets and operating history.  Accordingly, there is no performance history upon which to decide whether or not to invest in our common stock.

We have recently acquired two properties. Accordingly, we have no performance history to which a potential investor may refer to in determining whether to invest in our common stock.  Our limited operating history significantly increases the risk and uncertainty you face in making an investment in our shares.

Our auditor included a “going concern” note in its audit report.

The Company’s auditor included a “going concern” note in its audit report related to the financial statements of the Company as of December 31, 2022. The Company has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, and has not generated any revenues or profits as of December 31, 2022. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations. No assurance can be given that the Company will be successful in these efforts.

We are only the second REIT among the other investment vehicles sponsored by our Manager and/or its affiliates, and therefore the past performance of such investments may not be indicative of our future results.

We are the second publicly-offered investment vehicle and REIT sponsored by our Manager and its affiliates. We collectively refer to real estate joint ventures, funds, and programs as investment vehicles.  The majority of the previous investment vehicles sponsored by affiliates of our Manager were conducted through privately-held entities, which were not subject to all of the laws and regulations that govern the Company, including reporting requirements under the federal securities laws and tax and other regulations applicable to REITs. In 2019, affiliates of our Manager formed RAD Diversified REIT, Inc. that has an ongoing qualified public offering under Regulation A. However, the Company will focus on a discrete and different portion of the real estate market by investing primarily in land.

The past performance of other investment vehicles sponsored by our Manager or its affiliates may not be indicative of our future results, and we may not be able to successfully operate our business and implement our investment strategy, which may be different in a number of respects from the operations previously conducted by our Manager or its affiliates.  As a result of all of these factors, you should not rely on the past performance of other investment vehicles sponsored by our Manager and its affiliates to predict, or as an indication of, our future performance.

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Our Manager’s limited operating history makes it difficult for you to evaluate this investment.

Our Manager was formed on February 25, 2022, and has successfully operated other businesses prior to dedicating its efforts to the Company. However, given the relatively limited history of its operations, there is no guarantee that our Manager will be able operate our business or achieve all or even most of our investment objectives. We may not be able to conduct our business as described in this offering circular.

Risks Related to our Financial Position

We have limited operating capital and nominal revenue from operations.

We have limited operating capital and, for the foreseeable future, will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives.  There can be no assurance that we will be able to continue to successfully raise operating capital.  The failure to successfully raise operating capital, and the failure to attract sufficient investor purchase commitments, could result in our bankruptcy or other event that would have a material adverse effect on us and the value of our shares.  We have few significant assets and limited financial resources, so such adverse event could put your investment dollars at significant risk.

Undercapitalization is the greatest risk facing any relatively newly formed business.

If we are unable to continue to raise sufficient capital through this offering, there is a strong likelihood our business will fail and you may lose your entire investment.

We are subject to risks associated with debt and capital stock issuances, and such issuances may have consequences to holders of shares of our common stock.

The Company intends to raise additional capital through the issuance of equity securities, which will dilute the interests of holders of shares of our common stock.

Further, we may incur indebtedness in the future to finance our operations. Such indebtedness could result in important consequences to holders of our common stock, including subjecting us to covenants restricting our operating flexibility, increasing our vulnerability to general adverse economic and industry conditions, limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements, requiring the use of a portion of our cash flow from operations for the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund working capital, acquisitions, capital expenditures and general corporate requirements, and limiting our flexibility in planning for, or reacting to, changes in our business and our industry.

If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments and your overall return will be reduced.

Although our distribution policy is to use our cash flow from operations to make distributions, we are permitted to pay distributions from any source, including offering proceeds, borrowings, or sales of assets. We have not placed a cap on the use of proceeds to fund distributions. Until the proceeds from this offering are fully invested and from time to time during the operational stage, we may not generate sufficient cash flow from operations to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments, and your overall return may be reduced.

We do not have guaranteed cash flow.

There can be no assurance that cash flow or profits will be generated by the Investments. If the Investments do not generate the anticipated amount of cash flow, we may not be able to pay the anticipated distributions to the stockholders without making such distributions from the net proceeds of this offering or from reserves.

The availability and timing of cash distributions is uncertain.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Because we may receive rents and income from our properties at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period. The amount of cash available for distribution will be affected by many factors, including without limitation, the amount of income we will earn from investments in target assets, the amount of its operating expenses and many other variables. Actual cash available for distribution may vary substantially from our expectations.

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While we intend to fund the payment of quarterly distributions to holders of shares of our common stock entirely from distributable cash flows, we may fund quarterly distributions to its stockholders from a combination of available net cash flows, equity capital, and proceeds from borrowings. In the event we are unable to consistently fund future quarterly distributions to stockholders entirely from distributable cash flows, the value of our common stock may be negatively impacted.

We are generally required to distribute to our stockholders at least 90% of our REIT taxable income each year, determined without regard to the dividends paid deduction and excluding any net capital gain, in order for us to qualify as a REIT under the Code, which we intend to satisfy through quarterly cash distributions of all or substantially all of our REIT taxable income in such year, subject to certain adjustments. Our Board of Directors will determine the amount and timing of any distributions. In making such determinations, our Directors will consider all relevant factors, including the amount of cash available for distribution, capital expenditures, general operational requirements, and applicable law. We intend over time to make regular quarterly distributions to holders of shares of our common stock.  However, we bear all expenses incurred by our operations, and the funds generated by operations, after deducting these expenses, may not be sufficient to cover desired levels of distributions to stockholders. In addition, our Board of Directors, in its discretion, may retain any portion of such cash in excess of our REIT taxable income for working capital. We cannot predict the amount of distributions we may make, maintain or increase over time.

We may in the future choose to pay dividends in our own stock, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

We may in the future distribute taxable dividends that are payable in cash and/or shares of our common stock at the election of each stockholder. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for United States federal income tax purposes. As a result, a U.S. stockholder may be required to pay income taxes with respect to such dividends in excess of the cash dividends received.

If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend. Further, there is likely to be no active trading market for our stock, and the stockholder will have to find a buyer and negotiate with the found buyer as to the purchase price of the stock. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock.

In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock.

Risks Related to Our Business Strategy

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions.

There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period.

To the extent that we make payments or reimburse certain expenses to our Manager pursuant to our Management Agreement, our cash flow and therefore our ability to make distributions from cash flow, as well as cash flow available for investment, will be negatively impacted. See “Management Compensation.”

Under Maryland law, we may issue our own securities as stock dividends in lieu of making cash distributions to stockholders. We may issue securities as stock dividends in the future. This may dilute your equity in the Company and may reduce the value of your investment.

This is a “blind pool” real estate investment trust, which means that we have authorized our Manager to make investments as our Manager sees fit. Such investments are likely not to be disclosed to you before proceeds from this offering are used to acquire such investments. We may allocate the net proceeds from this offering to investments with which you may not agree.

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You must understand that we may allocate the net proceeds from this offering to investments with which you may not agree. We will have significant flexibility in investing the net proceeds of this offering.

You will have no opportunity to evaluate or approve the manner in which the net proceeds of this offering will be invested or the economic merit of our expected investments and, as a result, we may use the net proceeds from this offering to invest in investments with which you may not agree.

The failure of our Manager to apply these proceeds effectively or find investments that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns and could cause the value of our common stock to decline.

This is a blind pool offering whereby we are not committed to acquiring any particular assets or investments with the net proceeds of this offering. We are not able to provide you with any information to assist you in evaluating the merits of any specific investments that we may make.

We may change our targeted investments without stockholder consent.

Our Manager may change our targeted investments and asset allocation at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this offering circular. A change in our targeted investments may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to you.  Furthermore, a change in our asset allocation could result in our making investments in asset categories different from those described in this offering circular.

We intend to rely on federal government grants and state and federal loan programs to obtain financing for our land acquisitions. There is no guarantee that we will be able to comply with government requirements or that we will qualify for such grants, which may prevent us from successfully implementing our business strategy.

In addition to other forms of financing, we intend to apply for and obtain various federal and state grants specifically designed to help purchase and revitalize land and farm properties. The available programs have detailed requirements, and we may not be able to submit applications that qualify for grants or loans in the amount we need in order to successfully execute our business strategy. This may harm our results and your investment.

We may change our investment and operational policies without stockholder consent.

We may change our investment and operational policies, including our policies with respect to investments, acquisitions, growth, operations, indebtedness, capitalization, and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the types of investments described in this filing. A change in our investment strategy may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect our ability to make distributions.

The ability of our Board of Directors to revoke our REIT qualification without stockholder approval may cause adverse consequences to our stockholders.

Our Articles of Incorporation provide that our Board of Directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to qualify as a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders.

Our business strategy is, as of yet, untested and unverified. Our business strategy may not produce the results expected. As a consequence, the value of your shares may decrease over time and you may lose your entire investment. Purchasing real-estate assets at lower-than-market prices is at the core of our business model.  If the Company is not able to purchase land at lower-than-market prices, the value of our shares will suffer dramatically.

The Company may purchase real-estate land at tax-deed auctions and through attractive short-sales. A short-sale is a sale where the current owner of the property is in default of their loan and the lender agrees to accept a price that is lower than the outstanding loan amount.

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Due to the nature of tax deed sales, the sale can sometimes be dissolved that would cause us to lose the property as an investment.

Our strategy may include purchasing properties at tax deed sales. A tax deed sale can be dissolved for a number of reasons, including mistake by the court or other government official/entity, and pay back of the amount owed by the original owner. If a sale gets dissolved, then the money we paid is returned to us, but we lose the property. If this happens too many times, we may be unable to accumulate properties as quickly as hoped.

Due to the fact that sales can be dissolved, we must hold onto a property purchased at a tax deed sale for a certain number of months before we can occupy, expand the farming and ranching operations on the property, or commence new construction projects.

The length of time in which the sale can be dissolved is limited to a certain period by applicable law. This period of time varies depending on the state, county, and city in which the property is located. If a sale gets dissolved, we will be paid back the purchase amount by the government entity that held the auction. However, if we have renovated the property during this “dissolvable period of time,” we will likely lose the money we spent on the renovations. As such, we cannot commence renovations or rehabilitations until after this “dissolvable period of time” has ended.

This means that we will have money tied up in properties that are remaining idle and waiting to be farmed, ranched, timbered, commencement of new construction projects. We could lose considerable time and expense if we do not properly manage the number of properties that are in this holding period. Further, since our money is tied up in assets that are waiting to be productive, we could miss out on other opportunities.

Our future growth will depend upon our ability to acquire real estate investments in several competitive real estate markets and to raise additional capital.

Our future growth will depend, in large part, upon our initial and continued ability to acquire land properties.

We face significant competition with respect to our acquisition and origination of assets from many other companies, including other REITs, insurance companies, private investment funds, hedge funds, specialty finance companies and other investors.

Some competitors may have a lower cost of funds and access to funding sources that are not available to us.  In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us.

There is significant competition on a national, regional and local level with respect to property management services and in commercial real estate services generally, and we are subject to competition from large national and multi-national firms as well as local or regional firms that offer similar services to ours.

Some of our competitors may have greater financial and operational resources, larger customer bases, and more established relationships with their customers and suppliers than we do.  The competitive pressures we face, if not effectively managed, may have a material adverse effect on our business, financial condition, liquidity, and results of operations.

As a result of this competition, we may not be able to take advantage of attractive origination and investment opportunities, and therefore may not be able to identify and pursue opportunities that are consistent with our objectives.

Competition may limit the number of suitable investment opportunities offered to us.  It may also result in higher prices, lower yields and a narrower spread of yields over our borrowing costs, making it more difficult for us to acquire new investments on attractive terms.  In addition, competition for desirable investments could delay our investment in desirable assets, which may in turn reduce our earnings per share and negatively affect our ability to declare and make distributions to our stockholders.

Our Manager may not be successful in identifying and consummating suitable investment opportunities in a very competitive market.

Our investment strategy requires us, through our Manager, to identify suitable investment opportunities compatible with our investment criteria.  Our Manager may not be successful in identifying suitable opportunities that meet our criteria or in consummating investments on satisfactory terms or at all.  Our ability to make investments on favorable terms may be constrained by several factors including, but not limited to, competition from other investors with significant capital, including publicly-traded REITs and institutional investment funds, which may significantly increase investment costs, and/or the inability to finance an investment on favorable terms or at all.  The failure to identify or consummate investments on satisfactory terms, or at all, may impede our growth and negatively affect our cash available for distribution to our stockholders.

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Because there is so little time to evaluate potential investments, due diligence by our Manager may not reveal all of the liabilities associated with such investments and may not reveal other weaknesses in such investments, which could lead to investment losses.

Because the Company intends to purchase real-estate at below-market-prices, there may not be enough time to investigate the condition of any particular investment. This is especially true where investment property is purchased at a tax-deed auction.

Before making an investment, our Manager will assess the strengths and weaknesses of a target investment property. The Manager will also consider other factors and characteristics that are material to the performance of the investment.  Such other factors may include the pricing trends for similar properties in the area where the target investment property is located.

In making such assessments and otherwise conducting customary due diligence, our Manager relies on resources available to it and, in some cases, an investigation by third parties.  There can be no assurance that our Manager’s due diligence process will uncover all relevant facts or that any investment will be successful.

A portion of proceeds from this offering could be used to rehabilitate distressed real-estate and such rehabilitation may not result in higher asset values.

Although the Company intends to invest in land, there may be instances where the Company acquires land with structures requiring significant rehabilitation. If necessary, the Company intends to perform such rehabilitation using proceeds from this offering in order to increase the rental rates for an acquired property.

When coupled with the limited time to perform due diligence on any particular investment, proceeds from this offering may be used to rehabilitate a property where the cost of rehabilitation is not justified and will not result in increased asset valuation.

We may experience difficulty in ultimately selling any property or groups of properties that no longer fit our investment criteria or are impractical to lease and maintain and could be forced to sell a property at a price that reduces the return to our investors.

The real estate market is affected by many factors that are out of our control, including the availability of financing, interest rates and other factors, as well as supply and demand for real estate investments.  As a result, we cannot predict whether we will be able to sell any property or groups of properties that no longer fit our investment criteria or are impractical to maintain on favorable terms, or whether such sale could be made at a favorable price or on terms acceptable to us.  We also cannot predict the length of time that will be needed to obtain a purchaser or to complete the sale of any property.

In addition, the laws regulating REITs could impact our ability to sell any property or groups of properties.  To qualify as a REIT for federal income tax purposes, we must continually satisfy various tests, including tests regarding the nature of our assets that could restrict our disposition strategy.

Lack of diversification in numbers or types of investments increases our dependence on individual investments.

Our investment strategy depends in large part on acquiring a geographically diversified land portfolio based on the number of properties or investments we acquire relative to our total assets.  Such diversification reduces the risk that a default or other problem with any single property or investment will have a material negative impact on our earnings.

If, due to factors such as lack of adequate capital, or the unavailability of suitable investment opportunities, we acquire relatively few properties or acquire properties or investments that are significant (in terms of capital invested) to our overall asset size, our portfolio could become concentrated, increasing the risk of loss to stockholders if a default or other problem arises.

Alternatively, property sales may reduce the aggregate amount of our property investment portfolio in value or number.  As a result, our portfolio could become more concentrated, thereby reducing the benefits of diversification by factors such as geography, property type, or other measures.  While we intend to endeavor to grow and diversify our portfolio through additional property acquisitions, we may never reach a significant size to achieve true portfolio diversity.

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The Company is externally managed by our Manager. Our Manager has significant authority to make operating decisions and the Board may not be able to act quickly enough to resolve issues that could adversely affect the value of our common stock. We are dependent on our Manager and its key personnel for our success.

We are and will continue to be advised by our Manager and, pursuant to the Management Agreement, our Manager is not obligated to dedicate any specific personnel exclusively to us, nor is its personnel obligated to dedicate any specific portion of their time to the management of our business.

As a result, we cannot provide any assurances regarding the amount of time our Manager will dedicate to the management of our business. Moreover, each of our officers and non-independent directors is also an employee of our Manager or one of its affiliates, has significant responsibilities for other investment vehicles currently managed by affiliates and may not always be able to devote sufficient time to the management of our business. Consequently, we may not receive the level of support and assistance that we otherwise might receive if we were internally managed.

In addition, we offer no assurance that our Manager will remain our manager or that we will continue to have access to our Manager’s principals and professionals. The initial term of our Management Agreement with our Manager lasts until terminated by mutual written consent or where one party “becomes the subject of a petition in bankruptcy which is not withdrawn or dismissed within 60 days thereafter; makes an assignment for the benefit of creditors; or breaches any material obligation of the Management Agreement and fails to cure such breach within 30 days after delivery of notice thereof by the non-defaulting party. If the Management Agreement is terminated or not renewed and no suitable replacement is found to manage us, we may not be able to execute our business plan, which could have a material adverse effect on our results of operations and our ability to make distributions to our stockholders.

Our Board of Directors has approved very broad confidential investment guidelines for our Manager and will not approve each investment and financing decision made by our Manager unless required by our confidential investment guidelines.

Our Manager is authorized to follow very broad confidential investment guidelines established by our Board of Directors. Our Board of Directors will periodically review our confidential investment guidelines and our portfolio of assets but will not, and will not be required to, review all of our proposed investments, except in limited circumstances as set forth in our investment policies.

Our Manager has great latitude within the broad parameters of our confidential investment guidelines in determining the types and amounts of assets in which to invest on our behalf, including making investments that may result in returns that are substantially below expectations or result in losses, which would materially and adversely affect our business and results of operations, or may otherwise not be in the best interests of our stockholders.

Even though our Manager will be providing real-estate advisory services, our Manager is not a licensed asset manager nor is our Manager a licensed real-estate advisor.

Our Manager provides real-estate advisory services on a best-effort basis. Because our Manager is not a licensed professional advisor and is not a licensed real-estate manager, our Manager does not maintain errors and omissions insurance that we could turn to in the event our Manager provides improper investing advice. Should improper investment actions be taken by our Manager, the value of our common stock will likely decline.

Our Board of Directors has approved very broad confidential operational guidelines for our Manager and will not approve each transaction decision made by our Manager unless required by our confidential operational guidelines.

Our Manager is also authorized to follow very broad confidential operational guidelines established by our Board of Directors. Our Board of Directors will periodically review our confidential operational guidelines but will not, and will not be required to, review every operational decision made by our Manager. Transactions entered into by our Manager may be costly, difficult, or impossible to unwind by the time they are reviewed by our Board of Directors.

Because you will be unable to evaluate the merits of these operational and investment guidelines, you will have to rely entirely on the ability of our Manager and Board of Directors to formulate and follow these operational and investment guidelines.

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The inability of our Manager to retain or obtain key personnel could delay or hinder implementation of our investment strategies, which could impair our ability to make distributions and could reduce the value of your investment.

Competition for highly skilled personnel is intense, and our Manager may be unsuccessful in attracting and retaining such skilled personnel. If our Manager loses or is unable to obtain the services of highly skilled personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline or your investment may be lost entirely.

There will be a significant overlap of persons on our Board of Directors that are also in affiliates of our Manager, and there is significant potential for conflict of interest between these persons and the Company and its stockholders.

Our Board of Directors will be controlled by affiliates of our Manager. The very same reports and other information used by our Board of Directors to evaluate the performance of our Manager are prepared by the same Manager, and there is no independent review of the information provided by Manager.

Because we are dependent upon our Manager and its affiliates to conduct our operations, any adverse changes in the financial health of our Manager or its affiliates or our relationship with them could hinder our operating performance and the return on your investment.

We are dependent on our Manager and its affiliates to manage our operations and acquire and manage our portfolio of real estate assets. Under the direction of our Board of Directors, and subject to our investment guidelines, our Manager makes all decisions with respect to the management of the Company. Our Manager depends upon the fees and other compensation that it receives from us in connection with managing the Company to conduct its operations. Any adverse changes in the financial condition of our Manager or its affiliates, or our relationship with our Manager, could hinder its ability to successfully manage our operations and our portfolio of investments, which would adversely affect us and our stockholders.

Our investments will be carried at estimated fair market value as determined by our Manager and there may be uncertainty as to the value of these investments.

Substantially all of our Investments are illiquid and not publicly traded.  To determine the NAV of the Company, our Manager estimates the fair market value of our assets on a quarterly basis.

Because such valuations are inherently uncertain, the Company value may fluctuate over short periods of time, and may be based on numerous estimates and assumptions, our determinations of fair market value of our investments are inherently speculative and subject to errors. The value of our common stock could be adversely affected if our determinations regarding the fair market value of these investments are materially higher than the values that we ultimately realize upon their disposal.

We may incur losses as a result of ineffective risk management processes and strategies.

Transactions entered into by our Manager may be costly, difficult, or impossible to unwind by the time they are reviewed by our Board of Directors. Our Board of Directors will be controlled by affiliates of our Manager.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Prospective Investors in this offering do not have preemptive rights to any shares we issue in the future.

Under our Articles of Incorporation, we have authority to issue additional shares of common stock or other securities, although, under Regulation A, we are only allowed to sell up to $75 million of our shares in any 12-month period (although we may raise capital in other ways).

In particular, our Articles of Association as amended currently authorize the issuance of 200,000,000 shares of stock, but may be amended to authorize, subject to the restrictions of Regulation A and other applicable securities laws, more shares of common stock and to fix the number of shares by resolution authorizing the issuance of such shares, without stockholder approval.

After your purchase in this offering, our Manager may elect to: (i) sell additional shares in this or future public offerings; (ii) issue equity interests in private offerings, including an anticipated future Regulation D private offering; or, (iii) issue shares to our Manager, or its successors or assigns, in payment of an outstanding fee obligation.

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To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Our Manager is authorized to incur debt, and such debt may have consequences to holders of shares of our common stock.

We may incur debt in the future to finance our operations. Such debt could result in important consequences to holders of our common stock, including subjecting us to covenants restricting our operating flexibility, increasing our vulnerability to general adverse economic and industry conditions, limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements, requiring the use of a portion of our cash flow from operations for the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund working capital, acquisitions, capital expenditures and general corporate requirements, and limiting our flexibility in planning for, or reacting to, changes in our business and our industry.

We, through our Manager, are often required to make a number of judgments in applying accounting policies, and different estimates and assumptions in the application of these policies could result in changes to our reporting of financial condition and results of operations.

Various estimates are used in the preparation of our financial statements, including estimates related to asset and liability valuations (or potential impairments) and various receivables.  Often these estimates require the use of market data values that may be difficult to assess, as well as estimates of future performance or receivables collectability that may be difficult to accurately predict.  While we have identified those accounting policies that are considered critical and have procedures in place to facilitate the associated judgments, different assumptions in the application of these policies could result in material changes to our financial condition and results of operations.

Risks Related to Our Organization and Corporate Structure

Our Articles of Incorporation as amended permit our Board of Directors to issue additional stock and reclassify any unissued shares into one or more classes or series of stock, and to fix the designation, conversion or other rights, voting powers, restrictions, limitations as to distributions, preferences, qualifications or terms or conditions of redemption of the shares of such series, which with terms that may subordinate the rights of common stockholders.

Our Articles of Incorporation as amended permit our Board of Directors and the Company to issue up to 200,000,000 shares of common stock. Certain shares of common stock issued following this offering may have terms preferential to those of holders of shares issued in this offering.

Our rights and the rights of our stockholders to recover claims against our officers, directors, and our Manager are limited.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our Articles of Incorporation, in the case of our directors, officers, employees, and agents, and the Management Agreement, in the case of our Manager, require us to indemnify our directors, officers, employees, and agents and our Manager and its affiliates for actions taken by them in good faith and without negligence or misconduct.

Additionally, our Articles of Incorporation limit the liability of our directors and officers for monetary damages to the fullest extent permitted under Maryland law. Although our Articles of Incorporation does not allow us to exonerate and indemnify our directors and officers to a greater extent than permitted under Maryland law, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our Manager and its affiliates, than might otherwise exist under common law, which could reduce our investor’s and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our Manager in some cases which would reduce the cash available for distributions.

In the future, we may elect to become a reporting company under the Exchange Act, which could lead to increased reporting requirements.

We are not currently a public reporting company under the Exchange Act, but we may elect to become a public reporting company in the future or be required to become a public reporting company based on the number of stockholders in the Company or other factors. We are required to make periodic reports as laid out in “Summary Of offering - The offering - Tier 2 Reporting Requirement.”

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If we choose to become a public reporting company or are required to become a public reporting company, we would be required to comply with certain public company reporting requirements, including filing reports on Form 10-K, 10-Q, and 8-K. However, while we are still a Tier 2 Regulation A offering, our Forms 1-SA, 1-K, and 1-U are a lower reporting requirement and require less disclosure than Forms 10-K and 8-K. These increased reporting requirements could lead to more significant legal, accounting and other expenses.

Risks Related to Conflicts of Interest

The Management Agreement with our Manager was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

Our executive officers, including a majority of our Directors, are executives of our Manager. Our Management Agreement was negotiated between related parties and its terms, including fees payable to our Manager, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the Management Agreement because of our desire to maintain our ongoing relationship with our Manager and its affiliates.

We may have conflicts of interest with our Manager and other affiliates, which could result in investment decisions that are not in the best interests of our stockholders.

There are numerous conflicts of interest between our interests and the interests of our Manager and its respective affiliates, including conflicts arising out of allocation of personnel to our activities, allocation of investment opportunities between us and investment vehicles affiliated with our Manager, purchase or sale of properties, including from, or to, investment entities affiliated with our Manager, and fee arrangements with our Manager that might induce our Manager to make investment decisions that are not in our best interests. Examples of these potential conflicts of interest include, but are not limited to:

•	Competition for the time and services of personnel that work for us and our affiliates;

•	Compensation payable by us to our Manager and its affiliates for their various services, which may not be on market terms and is payable, in some cases, whether or not our stockholders receive distributions;

•	The possibility that our Manager, its officers and their respective affiliates will face conflicts of interest relating to the purchase and leasing of properties and other Investments, and that such conflicts may not be resolved in our favor, thus potentially limiting our investment opportunities, impairing our ability to make distributions and adversely affecting the trading price of our stock;

•	The possibility that if we acquire properties from investment entities affiliated with our Manager or its affiliates, the price may be higher than we would pay if the transaction were the result of arm’s-length negotiations with a third party;

•	The possibility that our Manager will face conflicts of interest, some of whose officers are also our officers and two of whom are Directors of ours, resulting in actions that may not be in the long-term best interests of our stockholders;

•	Our Manager has considerable discretion with respect to the terms and timing of our acquisition, disposition, and leasing transactions;

•	The possibility that we may acquire or merge with our Manager, resulting in an internalization of our management functions; and,

•	The possibility that the competing demands for the time of our Manager, its affiliates, and our officers may result in them spending insufficient time on our business, which may result in our missing investment opportunities or having less efficient operations, which could reduce our profitability and result in lower distributions to you.

Any of these and other conflicts of interest between us and our Manager could have a material adverse effect on the returns on our investments, our ability to make distributions to stockholders and the trading price of our stock.

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Our executive officers have interests that may conflict with the interests of stockholders.

Our executive officers are also affiliated with, or are executive and/or senior officers of, our Manager and its affiliates. These individuals may have personal and professional interests that conflict with the interests of our stockholders with respect to business decisions affecting us.

Our Manager and its affiliates, including our officers, some of whom are also our Directors, face conflicts of interest caused by their ownership of our Manager and their roles with other programs, which could result in actions that are not in the long-term best interests of our stockholders.

Our Manager, its officers, and their respective affiliates will face conflicts of interest relating to the purchase and leasing of real estate investments, and such conflicts may not be resolved in our favor.

Conflicts caused by our Manager may severely curtail our investment opportunities, impair our ability to make distributions, and reduce the value of your investment in us.

Our Manager may, without stockholder consent unless otherwise required by law, determine that we should merge with or consolidate through a merger, acquisition, share exchange, or other similar transaction with other entities, including entities affiliated with our Manager.

If we acquire properties from entities owned or sponsored by affiliates of our Manager, through a merger, acquisition, exchange offer or other transaction or otherwise, the price may be higher than we would pay if the transaction was the result of arm’s-length negotiations with a third party.

As a result, the effect of these conflicts of interest on these individuals may influence their decisions affecting the negotiation and consummation of the transactions whereby we acquire Investments from investment entities affiliated with our Manager or affiliates of our Manager.

Our Manager and the personnel it provides are not exclusively dedicated to management of our business.

If the competing demands for the time of our Manager, its key personnel, its affiliates, and our Directors and officers result in their spending insufficient time on our business, we may miss investment opportunities or have less efficient operations, which could reduce our profitability and result in lower distributions to you.

We have not adopted any specific conflicts of interest policies, and, therefore, other than in respect of the restrictions placed on our Manager in the Management Agreement, we will be reliant upon the good faith of our Manager, and its officers and Directors in the resolution of any conflict of interest.

We do not have a policy that expressly restricts any of our Directors, officers, stockholders, or affiliates, including our Manager and its officers and employees, from having a monetary interest in an investment in, or from conducting, for their own account, business activities of the type we conduct. This may mean that our ability to access the best investments may be curtailed, which could result in greater than expected operating expense, losses, and reduced distributions to our stockholders.

Risks Related to Investing in Real Estate

Our real estate investments are subject to risks particular to real property.

Real estate investments are subject to risks particular to real property, including:

•	Adverse changes in national and local economic and market conditions, including the credit and securitization markets;

•	Increased costs of materials and equipment due to inflation;

•	Changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	Takings by condemnation or eminent domain;

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•	Real estate conditions, such as an oversupply of, or a reduction in, demand for real estate space;

•	The perceptions of future commercial tenants or buyers of the convenience, attractiveness, and safety of our properties;

•	Competition from comparable properties;

•	Unpredictable or predictable weather conditions in different geographic areas, including freezes, droughts, soil erosion, hurricane, and other natural disasters;

•	Changes in interest rates and in the availability, cost and terms of mortgage funding;

•	The impact of present or future environmental legislation and compliance with environmental laws;

•	Acts of war or terrorism, including the consequences of terrorist attacks;

•	Acts of God, including earthquakes, floods, and other natural disasters, which may result in uninsured losses; and,

•	Cost of compliance with the Americans with Disabilities Act, and other applicable state and local regulations.

If any of these or similar events occur, it may reduce our return from an affected property or investment and reduce or eliminate our ability to make distributions to stockholders.

The market for real estate investments is highly competitive.

Identifying attractive real estate investment opportunities is difficult and involves a high degree of uncertainty.  Furthermore, the historical performance of a particular property or market is not a guarantee or prediction of the property’s or market’s future performance.  There can be no assurance that we will be able to locate suitable acquisition opportunities in our target markets, achieve its investment goal and objectives, or fully deploy for investment the net proceeds of this offering.

Because of the recent growth in demand for real estate investments, there may be increased competition among investors to invest in the same asset classes as the Company.  This competition may lead to an increase in the investment prices or otherwise less favorable investment terms.  If this situation occurs with a particular Investment, our return on that Investment is likely to be less than the return it could have achieved if it had invested at a time of less investor competition for the Investment.  For this and other reasons, our Manager is under no restrictions concerning the timing of Investments.

Real estate investments are not as liquid as other types of assets, which may reduce economic returns to our stockholders.

Real estate investments are not as liquid as other types of investments.  The market for the sale of real estate land can vary greatly, and it may take a significant amount of time for us to sell any particular property on favorable terms, if at all.  As a result, our ability to develop and/or sell under-performing assets in our portfolio or respond to changes in economic and other conditions may be relatively limited.

Investments in real estate-related assets can be speculative.

Investments in real estate-related assets can involve speculative risks and always involve substantial risks.  No assurance can be given that our Manager will be able to execute the investment strategy or that stockholders in the Company will realize their investment objectives. No assurance can be given that our stockholders will realize a substantial return (if any) on their investment or that they will not lose their entire investment in the Company.  For this reason, each prospective purchaser of shares of our common stock should carefully read this offering circular and all exhibits to the offering Statement of which this offering circular forms a part. All such persons or entities should also consult with their attorney or business advisor prior to making an investment.

Our Investments may be concentrated.

We expect to diversify our Investments and do not expect to concentrate on any single Investment.  However, our investments may nonetheless result in significant concentration in a single Investment, especially in our initial stages of operation, or in a group of Investments in one or more target markets. If such an Investment experiences a material adverse event, or if Investments in a particular target market experiences a material adverse event specific to that particular market, the Company and our stockholders would likely be significantly and adversely affected.

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We will likely receive limited representations and warranties from sellers.

Investments will likely be acquired with limited representations and warranties from the seller regarding the condition of the Investment, the status of leases, the presence of hazardous substances, the status of governmental approvals and entitlements and other significant matters affecting the use, ownership, and enjoyment of the Investment.  As a result, if defects in an Investment or other matters adversely affecting an Investment are discovered, we may not be able to pursue a claim for damages against the seller of the Investment.  The extent of damages that we may incur as a result of such matters cannot be predicted but potentially could result in a significant adverse effect on the value of the Investments.

We may be subject to the risk of liability and casualty loss as the owner of an Investment.

It is expected that our Manager will maintain or cause to be maintained insurance against certain liabilities and other losses for an Investment, but the insurance obtained will not cover all amounts or types of loss. There is no assurance that any liability that may occur will be insured or that, if insured, the insurance proceeds will be sufficient to cover the loss.

There are certain categories of loss that may be or may become uninsurable or not economically insurable, such as earthquakes, floods, and hazardous waste. Further, if losses arise from hazardous substance contamination that cannot be recovered from a responsible party, the financial viability of the affected Investment may be substantially impaired.  It is possible that we will acquire an Investment with known or unknown environmental problems that may adversely affect our Investments.

Risk of Criminal Transfer of Title.

Someone could criminally and fraudulently try to transfer title to a property we own to another person or entity. This would require us to engage in lengthy and costly civil litigation and criminal investigation. Further, these criminal and civil actions could be unsuccessful, and we could lose the investment because of the fraud. Further, even if we succeed on the civil action and recover possession of the property, we may be unable to recover our costs from the criminal party or any other person.

As a result, we could lose an entire property, or incur considerable expense in regaining possession of the property.  The extent of damages that we may incur as a result of such matters cannot be predicted but potentially could result in a significant adverse effect on the value of the Investments.

We could be exposed to environmental liabilities with respect to Investments to which we take title.

In the course of our business, and taking title to properties, especially land property, we could be subject to environmental liabilities with respect to such properties.  In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination, or we may be required to investigate or clean up hazardous or toxic substances or chemical releases at a property.  The costs associated with investigation or remediation activities could be substantial.  If we become subject to significant environmental liabilities, our business, financial condition, liquidity, and results of operations could be materially and adversely affected.

Liability relating to environmental matters may impact the value of the properties that we may acquire or underlying our investments.

Under various U.S. federal, state, and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. If we fail to disclose environmental issues, we could also be liable to a buyer or lessee of a property.

There may be environmental problems associated with our properties that we were unaware of at the time of acquisition. The presence of hazardous substances may adversely affect our ability to sell real estate, including the affected property, or borrow using real estate as collateral. The presence of hazardous substances, if any, on our properties may cause us to incur substantial remediation costs and potential costs of indemnification in the case of properties we sell or rent to others, thus adversely affecting our financial condition. The discovery of material environmental liabilities attached to such properties could have a material adverse effect on our results of operations and financial condition and our ability to make distributions to our stockholders.

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Discovery of previously undetected environmentally hazardous conditions, including mold or asbestos, may lead to liability for adverse health effects and costs of remediating the problem could adversely affect our operating results.

Under various U.S. federal, state, and local environmental laws, ordinances, and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under, or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of, and exposure to, hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims related to any contaminated property could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to our security holders.

Properties may contain toxic and hazardous materials.

Federal, state, and local laws impose liability on a landowner for releases or the otherwise improper presence on the premises of hazardous substances.  This liability is without regard to fault for, or knowledge of, the presence of such substances.  A landowner may be held liable for hazardous materials brought onto the property before it acquired title and for hazardous materials that are not discovered until after it sells the property.  Similar liability may occur under applicable state law.  If any hazardous materials are found within an Investment that are in violation of law at any time, we may be liable for all cleanup costs, fines, penalties, and other costs.  This potential liability will continue after we sell the Investment and may apply to hazardous materials present within the Investment before we acquired such Investment.  If losses arise from hazardous substance contamination that cannot be recovered from a responsible party, the financial viability of that property may be substantially affected.  It is possible that we will acquire an Investment with known or unknown environmental problems which may adversely affect us.

Adverse economic conditions may negatively affect our results of operations and, as a result, our ability to make distributions to our stockholders or to realize appreciation in the value of our Investments.

Our operating results may be adversely affected by market and economic challenges, which may negatively affect our returns and profitability and, as a result, our ability to make distributions to our stockholders or to realize appreciation in the value of our Investments.  These market and economic challenges include, but are not limited to, the following:

•	any future downturn in the U.S. economy and the related reduction in spending, reduced home prices, and high unemployment could result in tenant defaults under leases, vacancies at our office, industrial, retail, or multifamily properties, and concessions or reduced rental rates under new leases due to reduced demand;

•	the rate and cost of agriculture, livestock, harvest, and construction material based on domestic and foreign policy due potential impacts on imported and exported goods

•	the rate of household formation or population growth in our target markets or a continued or exacerbated economic slow-down experienced by the local economies where our properties are located or by the real estate industry generally may result in changes in supply of or demand for apartment units in our target markets; and,

•	the failure of the real estate market to attract the same level of capital investment in the future that it attracts at the time of our purchases or a reduction in the number of companies seeking to acquire properties may result in the value of our investments not appreciating or decreasing significantly below the amount we pay for these investments.

The length and severity of any economic slow-down or downturn cannot be predicted.  Our operations and, as a result, our ability to make distributions to our stockholders and/or our ability to realize appreciation in the value of our properties could be materially and adversely affected to the extent that an economic slow-down or downturn is prolonged or becomes severe.

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We may be adversely affected by unfavorable economic changes in the specific geographic areas where our Investments are concentrated.

We expect that our Investments will be concentrated in target states where affiliates of our Manager have conducted significant business in the past, namely the states of Texas, California, Pennsylvania, Idaho, Tennessee, New Jersey, Pennsylvania, Arkansas, and Florida. We expect that initially, most, if not substantially all, of our Investments will be located in these states. Adverse conditions (including business layoffs or downsizing, industry slowdowns, changing demographics and other factors) in the areas where our Investments are located and/or concentrated, including any cities or towns within such target states, and local real estate conditions (such as oversupply of, or reduced demand for, office, industrial, retail or multifamily properties) may have an adverse effect on the value of our Investments.

Inflation may adversely affect our financial condition and results of operations.

Increased inflation could have a more pronounced negative impact on any variable rate debt we incur in the future and on our results of operations.  During times when inflation is greater than increases in rent, the contracted rent increases called for under our leases may be unable to keep pace with the rate of inflation.  Additionally, substantial inflationary pressures and increased costs may have an adverse impact on our tenants, which may adversely affect the ability of our tenants to pay rent.

We could be adversely affected by various facts and events related to our Investments over which we have limited or no control.

We could be adversely affected by various facts and events over which we have limited or no control, such as:

•	oversupply of space and changes in market rates;

•	economic or physical decline of the areas where the Investments are located;

•	deterioration of the physical condition of our Investments; and

•	natural and manmade disasters.

Negative market conditions or adverse events affecting potential tenants, farming, ranching, or the industries in which they operate and location in which they operate, could have an adverse impact on our ability to procure additional acreage, sale of harvest, or attract new tenants, any of which could adversely affect our financial condition.

Significant restrictions on transfer and encumbrance of Investments are expected.

The terms of any mortgage or other debt financing for an Investment are expected to prohibit the transfer or further encumbrance of that Investment or any interest in that Investment except with the lender’s prior consent, which consent each lender is expected to be able to withhold.  The relative illiquidity of the Investments may prevent or substantially impair our ability to dispose of an Investment at times when it may be otherwise advantageous for us to do so.  If we were forced to immediately liquidate some or all of our Investments, the proceeds are likely to result in a significant loss, if such a liquidation is possible at all.

We may experience delays in the sale of an Investment.

Should we need to dispose of an Investment, it may not be possible to sell any or all of our Investments at a favorable price, or at all, in such a time frame.  If we are unable to sell our Investments in the time frames or for the prices anticipated, our ability to make distributions to you may be materially delayed or reduced, you may not be able to get a return of capital as expected or you may not have any liquidity.

Risks Associated with Debt Financing

We expect to use mortgage and other debt financing to acquire properties or interests in properties and otherwise incur other indebtedness, which increases our expenses and could subject us to the risk of losing properties in foreclosure if our cash flow is insufficient to make loan payments.

We are permitted to acquire real properties and other real estate-related investments, including entity acquisitions, by assuming either existing financing secured by the asset or by borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our assets to obtain funds to acquire additional investments or to pay distributions to our stockholders. We also may borrow funds if necessary to satisfy the requirement that we distribute at least 90% of our annual “REIT taxable income,” or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

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There is no limit on the amount we may invest in any single property or other asset or on the amount we can borrow to purchase any individual property or other Investment. If we mortgage a property and have insufficient cash flow to service the debt, we risk an event of default that may result in our lenders foreclosing on the properties securing the mortgage.

If we cannot repay or refinance loans incurred to purchase our properties, or interests in property, then we may lose our interests in the properties secured by the loans we are unable to repay or refinance.

High levels of debt or increases in interest rates could increase the amount of our loan payments, which could reduce the cash available for distribution to stockholders.

Our policies do not limit us from incurring debt.  For purposes of calculating our leverage, we assume full consolidation of all of our real estate investments, whether or not they would be consolidated under Generally Accepted Accounting Principles (“GAAP”).

High debt levels will cause us to incur higher interest charges, resulting in higher debt service payments, and may be accompanied by restrictive covenants. Interest we pay reduces cash available for distribution to stockholders.

Additionally, with respect to our variable rate debt, increases in interest rates increase our interest costs, which reduces our cash flow and our ability to make distributions to you.  In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments and could result in a loss.  In addition, if we are unable to service our debt payments, our lenders may foreclose on our interests in the real property that secures the related mortgage loans.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flow from operations and the amount of cash distributions we can make.

To qualify as a REIT, we will be required to distribute at least 90% of our annual taxable income (excluding net capital gains) to our stockholders in each taxable year, and thus our ability to retain internally generated cash is limited.

Accordingly, our ability to acquire properties or to make capital improvements to or remodel properties will depend on our ability to obtain debt or equity financing from third parties or the sellers of properties. If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. We may be unable to refinance properties. If any of these events occurs, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise capital by issuing more stock or borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our Manager. These or other limitations may limit our flexibility and prevent us from achieving our operating plans.

Our ability to obtain financing on reasonable terms would be impacted by negative capital market conditions.

Recently, domestic and international financial markets have experienced unusual volatility and uncertainty. Although this condition occurred initially within the “subprime” single-family mortgage lending sector of the credit market, liquidity has tightened in overall financial markets, including the investment grade debt and equity capital markets. Consequently, there is greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure financing on reasonable terms, if at all.

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Some of our mortgage loans may have “due on sale” provisions, which may impact the manner in which we acquire, sell, and/or finance our properties.

In purchasing properties subject to financing, we may obtain financing with “due-on-sale” and/or “due-on-encumbrance” clauses. Due-on-sale clauses in mortgages allow a mortgage lender to demand full repayment of the mortgage loan if the borrower sells the mortgaged property. Similarly, due-on-encumbrance clauses allow a mortgage lender to demand full repayment if the borrower uses the real estate securing the mortgage loan as security for another loan. In such event, we may be required to sell our properties on an all-cash basis, which may make it more difficult to sell the property or reduce the selling price.

Lenders may be able to recover against our other Investments under our mortgage loans.

In financing our acquisitions, we will seek to obtain secured nonrecourse loans. However, only recourse financing may be available, in which event, in addition to the Investment securing the loan, the lender would have the ability to look to our other assets for satisfaction of the debt if the proceeds from the sale or other disposition of the Investment securing the loan are insufficient to fully repay it.  Also, in order to facilitate the sale of an Investment, we may allow the buyer to purchase the Investment subject to an existing loan whereby we remain responsible for the debt.

If we are required to make payments under any “bad boy” carve-out guaranties that we may provide in connection with certain mortgages and related loans, our business and financial results could be materially adversely affected.

In obtaining certain nonrecourse loans, we may provide standard carve-out guaranties. These guaranties are only applicable if and when the borrower directly, or indirectly through agreement with an affiliate, joint venture partner, or other third party, voluntarily files a bankruptcy or similar liquidation or reorganization action or takes other actions that are fraudulent or improper (commonly referred to as “bad boy” carve-out guaranties). Although we believe that “bad boy” carve-out guaranties are not guaranties of payment in the event of foreclosure or other actions of the foreclosing lender that are beyond the borrower’s control, some lenders in the real estate industry have recently sought to make claims for payment under such guaranties. In the event such a claim is made against us under a “bad boy” carve-out guaranty following foreclosure on mortgages or related loan, and such claim is successful, our business and financial results could be materially adversely affected.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

Interest rates have increased and may further increase, harming borrowers and real estate markets and our ability to finance purchases.

Interest rates have been increasing recently. Based on historical interest rates, current interest rates are still relatively low and, as a result, it is likely that the interest rates available for future real estate loans and refinances will be higher than the current interest rates for such loans, which may have a material and adverse impact on the Company and our Investments. If there is an increase in interest rates, any debt servicing on Investments could be significantly higher than currently anticipated, which would reduce the amount of cash available for distribution to the stockholders. Also, rising interest rates may affect the ability of our Manager to refinance an Investment. Investments may be less desirable to prospective purchasers in a rising interest rate environment and their values may be adversely impacted by the reduction in cash flow due to increased interest payments.

We may use floating rate, interest-only, or short-term loans to acquire Investments.

The Manager has the right, in its sole discretion, to negotiate any debt financing, including obtaining: (i) interest-only; (ii) floating rate; and/or (iii) short-term loans to acquire Investments. If our Manager obtains floating rate loans, the interest rate would not be fixed but would float with an established index (probably at higher interest rates in the future). No principal would be repaid on interest-only loans. Finally, we would be required to refinance short-term loans at the end of a relatively short period. The credit markets have recently been in flux and are experiencing a malaise. No assurance can be given that our Manager would be able to refinance with fixed-rate permanent loans in the future, on favorable terms or at all, to refinance the short-term loans. In addition, no assurance can be given that the terms of such future loans to refinance the short-term loans would be favorable to the Company.

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We may use leverage to make Investments.

The Manager, in its sole discretion, may leverage the Investments. As a result of the use of leverage, a decrease in revenues of a leveraged Investment may materially and adversely affect that Investment’s cash flow and, in turn, our ability to make distributions. No assurance can be given that future cash flow of a particular Investment will be sufficient to make the debt service payments on any borrowed funds for that Investment and also cover operating expenses. If the Investment’s revenues are insufficient to pay debt service and operating expenses, we would be required to use net income from other Investments, working capital or reserves, or seek additional funds. There can be no assurance that additional funds will be available, if needed, or, if such funds are available, that they will be available on terms acceptable to us.

Leveraging an Investment allows a lender to foreclose on that Investment.

Lenders to an Investment, even non-recourse lenders, are expected in all instances to retain the right to foreclose on that Investment if there is a default in the loan terms. If this were to occur, we would likely lose our entire investment in that Investment.

Lenders may have approval rights with respect to an encumbered Investment.

A lender to an Investment will likely have numerous other rights, which may include the right to approve any change in the property manager for a particular Investment.

Availability of financing and market conditions will affect the success of the Company.

Market fluctuations in real estate financing may affect the availability and cost of funds needed in the future for Investments. In addition, credit availability has been restricted in the past and may become restricted again in the future. Restrictions upon the availability of real estate financing or high interest rates for real estate loans could adversely affect the Investments and our ability to execute its investment goals.

Risks Related to Compliance and Regulation

We are offering our common stock pursuant to recent amendments to Regulation A of the Securities Act promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our common stock less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements, which may make our common stock less attractive to investors as compared to a traditional initial public offering common stock who are accustomed to enhanced disclosure and more frequent financial reporting.

In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance to which we may be subject.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our common stock, we may be unable to raise the necessary funds to commence operation, or to develop a diversified portfolio of real estate investments, which could severely affect the value of our common stock.

Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-11.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $75 million in any 12-month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors, and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected. Investors are cautioned not to confuse an offering proffered under Form S-11 with this Regulation A offering, which uses Form 1-A, but relies on the disclosure requirements established by Form S-11.

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There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report as long as we are a Tier 2 issuer.  We believe we have the necessary framework in place. However, internal controls have inherent limitations.  Because of such limitations, there is a risk that material misstatements may not be prevented or detected on a timely basis by our internal controls.  However, we believe that our internal controls are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP.

We may not be successful in availing ourselves of an exemption under the Investment Company and, even if we are successful, the exemption would impose limits on our operations, which could adversely affect our operations.

Even though we intend to conduct our operations so that we will not be required to register as an investment company under the Investment Company Act, the Commission may disagree with our approach. Consequently, the Commission may require us to register under the Investment Company Act thus requiring us to adjust our investment strategy. Any such adjustment in our strategy could have a material adverse effect on us.  We have not asked the Staff of the Commission for confirmation of our analysis under the Investment Company Act.

Laws intended to prohibit money laundering may require us to disclose investor information to regulatory authorities.

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the PATRIOT Act, requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Department of Treasury to prescribe regulations in connection with anti-money laundering policies of financial institutions.

The Financial Crimes Enforcement Network, or FinCEN, an agency of the Department of Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies.

It is possible that there could be promulgated legislation or regulations that would require us or our service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures.  Such legislation and/or regulations could require us to implement additional restrictions on the transfer of our common stock to comply with such legislation and/or regulations.

We reserve the right to request such information as is necessary to verify the identity of prospective stockholders and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the Commission.

In the event of delay or failure by a prospective stockholder to produce any information required for verification purposes, an application for, or transfer of, shares of our common stock may be refused.  We will not have the ability to reject a transfer of shares of our common stock where all necessary information is provided and any other applicable transfer requirements, including those imposed under the transfer provisions of our Articles of Incorporation, are satisfied.

We are relying on the exemption for insignificant participation by benefit plan investors under ERISA.

The Plan Assets Regulation of the Employee Retirement Income Security Act of 1974 (“ERISA”) provides that the assets of an entity will not be deemed to be the assets of a benefits plan if equity participation in the entity by benefit plan investors, including benefit plans, is not significant.  The Plan Assets Regulation provides that equity participation in the entity by benefit plan investors is “significant” if, at any time, 25% or more of the value of any class of equity interest is held by benefit plan investors.  Because we are relying on this exemption, we will not accept investments from benefit plan investments of 25% or more of the value of any class of equity interest.  If repurchases of shares reach 25%, we may repurchase shares of benefit plan investors without their consent until we are under such 25% limit. See the section of this offering circular captioned “ERISA Considerations” for additional information regarding the Plan Assets Regulation.

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Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act,” the Dodd-Frank Wall Street Reform and Consumer Protection Act, new Commission regulations, and stock exchange rules and state blue sky laws, regulations and filing requirements, are creating uncertainty for companies such as ours. These new or changed laws, regulations, and standards are subject to varying interpretations, in many cases due to their lack of specificity.  As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

Risks Related to Our Taxation as a REIT

Our failure to continue to qualify as a REIT would result in higher taxes and reduced cash available for stockholders.

We intend to qualify as, and to continue to operate in a manner so as to qualify as, a REIT for U.S. federal income tax purposes.  Our continued qualification as a REIT depends on our satisfaction of certain asset, income, organizational, distribution, and stockholder ownership requirements on a continuing basis.  Our ability to satisfy some of the asset tests depends upon the fair market values of our assets, some of which are not able to be precisely determined and for which we will not obtain independent appraisals.

If we were to fail to qualify as a REIT in any taxable year, and certain statutory relief provisions were not available, we would be subject to U.S. federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and distributions to stockholders would not be deductible by us in computing our taxable income.  Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution.

Unless entitled to relief under certain Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions.  As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our common stock. Even if we qualify as a REIT, we may be subject to the corporate alternative minimum tax on our items of tax preference if our alternative minimum taxable income exceeds our taxable income.

Failure to remain qualified as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our stockholders.

We intend to elect to be taxed as a REIT under the federal income tax laws commencing with our taxable year ended December 31, 2023. However, we cannot assure you that we will be able to or remain qualified as a REIT.

Moreover, our qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Tax counsel will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements.

If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our stockholders because:

•	we would not be able to deduct dividends paid to stockholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates;

•	we could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and,

•	unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our common stock. See “U.S. Federal Income Tax Considerations” for a discussion of material federal income tax consequences relating to us and our common stock.

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REIT distribution requirements could adversely affect our liquidity.

In order to maintain our REIT status and to meet the REIT distribution requirements, we may need to borrow funds on a short-term basis or sell assets, even if the then-prevailing market conditions are not favorable for these borrowings or sales.  To qualify as a REIT, we generally must distribute to our stockholders at least 90% of our net taxable income each year, excluding capital gains.

In addition, we will be subject to corporate income tax to the extent we distribute less than 100% of our net taxable income including any realized net capital gain.  We intend to make distributions to our stockholders to comply with the requirements of the Code for REITs and to minimize or eliminate our corporate income tax obligation to the extent consistent with our business objectives.

Our cash flows from operations may be insufficient to fund required distributions as a result of differences in timing between the actual receipt of income and the recognition of income for federal income tax purposes, or the effect of non-deductible capital expenditures, the creation of reserves or required debt service or amortization payments.  The insufficiency of our cash flows to cover our distribution requirements could have an adverse impact on our ability to raise short- and long-term debt or sell equity securities in order to fund distributions required to maintain our REIT status. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

Further, amounts distributed will not be available to fund investment activities.  We expect to fund our investments by raising equity capital and through borrowings from financial institutions and the debt capital markets.  If we fail to obtain debt or equity capital in the future, it could limit our ability to grow, which could have a material adverse effect on the value of our common stock.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities or liquidate otherwise attractive investments.

To maintain our qualification as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our capital stock. In order to meet these tests, we may be required to forego investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our performance.

In particular, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified real estate assets. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer.

In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flows.

Even if we remain qualified as a REIT, we may be subject to certain federal, state, and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes.

The prohibited transactions tax may subject us to tax on our gain from sales of property and limit our ability to dispose of our properties.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property other than foreclosure property, held primarily for sale to customers in the ordinary course of business. Although we intend to acquire and hold all of our assets as investments and not for sale to customers in the ordinary course of business, the Internal Revenue Service (“IRS”) may assert that we are subject to the prohibited transaction tax equal to 100% of net gain upon a disposition of real property.

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The stock ownership limit imposed by the Code for REITs and our articles may inhibit market activity in our stock and may restrict our business combination opportunities.

In order for us to maintain our qualification as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year.  Additionally, at least 100 persons must beneficially own our capital stock during at least 335 days of a taxable year for each taxable year. Our Articles of Incorporation, with certain exceptions, authorizes our Directors to take such actions as are necessary and desirable to preserve our qualification as a REIT.

Unless exempted by the Board of Directors, no person may own more than 9.8% of the aggregate value of the outstanding shares of our stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock.  The Board of Directors may not grant such an exemption to any proposed transferee whose ownership in excess of 9.8% of the value of our outstanding shares or more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, would result in the termination of our status as a REIT.  These ownership limits could delay or prevent a transaction or a change in our control that might be in the best interest of our stockholders.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to “qualified dividend income” payable to U.S. stockholders that are taxed at individual rates is 20%.  Dividends payable by REITs, however, generally are not eligible for the reduced rates on qualified dividend income.  The more favorable rates applicable to regular corporate qualified dividends could cause investors who are taxed at individual rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.

The prohibited transactions tax may subject us to tax on our gain from sales of property and limit our ability to dispose of our properties.

A REIT’s net income from prohibited transactions is subject to a 100% tax.  In general, prohibited transactions are sales or other dispositions of property other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

Although we intend to acquire and hold all of our assets as investments and not for sale to customers in the ordinary course of business, the IRS may assert that we are subject to the prohibited transaction tax equal to 100% of net gain upon a disposition of real property.

Although a safe harbor to the characterization of the sale of real property by a REIT as a prohibited transaction is available, not all of our Manager’s affiliates’ prior property dispositions qualified for the safe harbor despite their intention to do so, and we therefore cannot assure you that we can comply with the safe harbor in the future or that we have avoided, or will avoid, owning property that may be characterized as held primarily for sale to customers in the ordinary course of business.

Failure to make required distributions would subject us to U.S. federal corporate income tax.

We intend to continue to operate in a manner so as to qualify as a REIT for U.S. federal income tax purposes. In order to remain qualified as a REIT, we generally are required to distribute at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain, each year to our stockholders. To the extent that we satisfy this distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under the Code.

We may be unable to generate sufficient revenue from operations, operating cash flow, or portfolio income to pay our operating expenses, and our operating expenses could rise, diminishing our ability and to pay distributions to our stockholders.

As a REIT, we are generally required to distribute at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and not including net capital gains, each year to our stockholders. To qualify for the tax benefits accorded to REITs, we intend to continue to make distributions to our stockholders in amounts such that we distribute all or substantially all our net taxable income each year, subject to certain adjustments.

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However, our ability to make distributions may be adversely affected by the risk factors described in this offering circular. Our ability to make and sustain cash distributions is based on many factors, including the return on our investments, the size of our investment portfolio, operating expense levels, and certain restrictions imposed by Maryland law.

Some of the factors are beyond our control and a change in any such factor could affect our ability to pay future dividends. No assurance can be given as to our ability to pay distributions to our stockholders. In the event of a downturn in our operating results and financial performance or unanticipated declines in the value of our asset portfolio, we may be unable to declare or pay annual distributions or make distributions to our stockholders. The timing and amount of distributions are in the sole discretion of our Board of Directors, which considers, among other factors, our earnings, financial condition, debt service obligations and applicable debt covenants, REIT qualification requirements and other tax considerations and capital expenditure requirements as our Board of Directors may deem relevant from time to time.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock.

At any time, the U.S. federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation, or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation, or administrative interpretation, will be adopted, promulgated, or become effective and any such law, regulation, or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in the U.S. federal income tax laws, regulations or administrative interpretations.

Risks Related to an Absence of a Market for our Common Stock

The offering price of our shares was not established on an independent basis; the actual value of your investment may be substantially less than what you pay. When determining the estimated value of our shares, the value of our shares has been and will be based upon a number of assumptions that may not be accurate or complete.

Our Manager established the initial offering price of our shares on an arbitrary basis. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

You are limited in your ability to sell your shares pursuant to our share repurchase program. You may not be able to sell any of your shares back to us and, if you do sell your shares, you may not receive the price you paid upon subscription.

We intend to establish a redemption program, which may provide you an opportunity to sell your shares back to us. We anticipate that our shares may be repurchased by us on a semi-annual basis, and stockholders may ask us to repurchase up to 25% of their shares while this offering is ongoing.

Our share redemption program contains certain restrictions and limitations, including those relating to the number of our shares that we can repurchase at any given time and limiting the repurchase price.

Specifically, our redemption plan limits redemptions to a maximum of:

•	10.0% of the weighted average number of shares of common stock outstanding during the prior calendar year, during the first 2 years of our fund;

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•	8.0% of the weighted average number of shares of common stock outstanding during the prior calendar year, during years 3-5 of our fund; and,

•	5.0% of the weighted average number of shares of common stock outstanding during the prior calendar year, for years 6 and above of our fund.

Accordingly, we intend to limit the number of shares to be redeemed during any calendar half to 5.0%, 4.0%, and 2.5% respectively, of the shares of common stock outstanding, with excess capacity carried over to the later semi-annual period of that year but not farther.

However, as we intend to make real estate investments of varying terms and maturities, our Board of Directors may elect to increase or decrease the number of shares of common stock available for redemption in any given semi-annual period, as these real estate assets are paid off or sold, but in no event will we redeem more than 10.0%, 8.0%, and 5%, respectively, during any calendar year.

During the period that this offering is ongoing, all stockholders who have held their shares for at least six months may request that we repurchase up to 25% of their shares semi-annually, up to the aggregate semi-annual and annual limitations discussed above. If we receive redemption requests that exceed the semi-annual limitation, we will accept redemption requests on a pro-rata basis.

Upon conclusion of this offering, shares may be repurchased by us on a semi-annual basis as cash flows are available as determined by our Manager. In addition, following the conclusion of this offering, our Manager will reserve the right to reject any share repurchase request for any reason or no reason or to amend or terminate the share redemption program by filing an offering circular supplement.  Therefore, you may not have the opportunity to make a repurchase request prior to a potential termination of the share redemption program, and you may not be able to sell any of your shares back to us pursuant to the share redemption program.  Moreover, if you do sell your shares back to us, it is unlikely that you will receive the same price you paid for the shares being repurchased.

If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

When necessary, we intend to complete a transaction providing liquidity to stockholders in the future, however, we are not required to pursue such a liquidity transaction. Market conditions and other factors could cause us to delay the listing of our shares on a national securities exchange, delay developing a secondary trading market, or delay the commencement of a liquidation or other type of liquidity transaction, such as a merger or sale of assets, including a portfolio sale.

If our Manager does determine to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set period of time.  If we adopt a plan of liquidation or portfolio sale, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which properties are located, and federal income tax effects on stockholders, that may prevail in the future.  We cannot guarantee that we will be able to liquidate any or all assets.

After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated.  If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

Shares of our common stock will have limited transferability and liquidity.

A market may not develop for our shares. Initially stockholders cannot expect to be able to liquidate their investment in case of an emergency. Further, the sale of the shares may have adverse federal income tax consequences.

A limit on the percentage of our securities a person may own may discourage a takeover or business combination, which could prevent our stockholders from realizing a premium price for their stock.

Our Articles of Incorporation restricts direct or indirect ownership by one person or entity to no more than 9.8% in value of the outstanding shares of our capital stock or 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of our common stock unless exempted (prospectively or retroactively) by our Board of Directors. This restriction may have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer, or sale of all or substantially all of our assets) that might provide a premium price to our stockholders.

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You may be restricted from acquiring or transferring certain amounts of our common stock.

The stock ownership restrictions of the Code for REITs and the 9.8% stock ownership limits in our Articles of Incorporation may inhibit market activity in our capital stock and restrict our business combination opportunities.

In order to qualify as a REIT, five or fewer individuals, as defined in the Code to include specified private foundations, employee benefit plans and trusts, and charitable trusts, may not own, beneficially or constructively, more than 50% in value of our issued and outstanding stock at any time during the last half of a taxable year. Attribution rules in the Code determine if any individual or entity beneficially or constructively owns our capital stock under this requirement. Additionally, at least 100 persons must beneficially own our capital stock during at least 335 days of a taxable year. To help insure that we meet these tests, among other purposes, our Articles of Incorporation restrict the acquisition and ownership of shares of our capital stock.

Our Articles of Incorporation, with certain exceptions, authorize our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted, prospectively or retroactively, by our Board of Directors, our Articles of Incorporation prohibit any person from beneficially or constructively owning more than 9.8% in value of the aggregate of our outstanding shares of capital stock or 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock. Our Board of Directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of such thresholds does not satisfy certain conditions designed to ensure that we will not fail to qualify as a REIT. These restrictions on transferability and ownership will not apply, however, if our Board of Directors determines that it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification.

Risk Related to the Possibility that a Market May Develop

Future sales of shares of our common stock in a public market or the issuance of other equity may adversely affect the market price of our common stock.

Sales of a substantial number of shares of common stock or other equity-related securities in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

The price of our common stock may fluctuate significantly if a trading market for our shares develops.

If a trading market develops, our trading price of our common stock may fluctuate significantly in response to many factors, including:

•	actual or anticipated variations in our operating results, funds from operations, cash flows, liquidity, or distributions;

•	changes in our earnings estimates or those of analysts;

•	publication of research reports about us or the real estate industry or sector in which we operate;

•	increases in market interest rates that lead purchasers of our shares to demand a higher dividend yield;

•	changes in market valuations of companies similar to us;

•	adverse market reaction to any securities we may issue or additional debt it incurs in the future;

•	additions or departures of key management personnel;

•	actions by institutional stockholders;

•	speculation in the press or investment community;

•	continuing high levels of volatility in the credit markets;

•	the realization of any of the other risk factors included in this offering circular; and,

•	general market and economic conditions.

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An increase in market interest rates may have an adverse effect on the market price of our common stock and our ability to make distributions to its stockholders.

One of the factors that investors may consider in deciding whether to buy or sell shares of our common stock is our distribution rate as a percentage of our share price, relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate on shares of common stock or seek alternative investments paying higher distributions or interest. As a result, interest rate fluctuations and capital market conditions can affect the market price of shares of our common stock.

For instance, if interest rates rise without an increase in our distribution rate, the market price of shares of our common stock could decrease because potential investors may require a higher distribution yield on shares of our common stock as market rates on interest-bearing instruments such as bonds rise. In addition, to the extent we have variable rate debt, rising interest rates would result in increased interest expense on our variable rate debt, thereby adversely affecting our cash flow and its ability to service our indebtedness and make distributions to our stockholders.

Other Risk Factors to Consider

If you fail to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

Special considerations apply to the purchase of stock by employee benefit plans subject to the fiduciary rules of title I of ERISA, including: (i) pension or profit sharing plans and entities that hold assets of such plans, which we refer to as ERISA Plans; and, (ii)  plans and accounts that are not subject to ERISA, but are subject to the prohibited transaction rules of Section 4975 of the Code, including IRAs, Keogh Plans, and medical savings accounts. (Collectively, we refer to ERISA Plans and plans subject to Section 4975 of the Code as “Benefit Plans” or “Benefit Plan Investors”). If you are investing the assets of any Benefit Plan, you should consider whether:

•	your investment will be consistent with your fiduciary obligations under ERISA and the Code;

•	your investment will be made in accordance with the documents and instruments governing the Benefit Plan, including the Plan’s investment policy;

•	your investment will satisfy the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

•	your investment will impair the liquidity of the Benefit Plan;

•	your investment will produce “unrelated business taxable income” for the Benefit Plan;

•	you will be able to satisfy plan liquidity requirements as there may be only a limited market to sell or otherwise dispose of our stock; and,

•	your investment will constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties and can subject the fiduciary to claims for damages or for equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subjected to tax. Benefit Plan Investors should consult with counsel before making an investment in shares of our common stock.

Plans that are not subject to ERISA or the prohibited transactions of the Code, such as government plans or church plans, may be subject to similar requirements under state law. The fiduciaries of such plans should satisfy themselves that the investment satisfies applicable law.

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Distributions to tax-exempt investors may be classified as unrelated business taxable income, and tax-exempt investors would be required to pay tax on the unrelated business taxable income and to file income tax returns.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•	under certain circumstances, part of the income and gain recognized by certain qualified employee pension trusts with respect to our stock may be treated as unrelated business taxable income if our stock is predominately held by qualified employee pension trusts, such that we are a “pension-held” REIT (which we do not anticipate to be the case);

•	part of the income and gain recognized by a tax-exempt investor with respect to our stock will constitute unrelated business taxable income if such investor incurs debt in order to acquire our common stock; and,

•	part or all of the income or gain recognized with respect to our stock held by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Code may be treated as unrelated business taxable income.

We encourage you to consult your own tax advisor to determine the tax consequences applicable to you if you are a tax-exempt investor. See “U.S. Federal Income Tax Considerations - Taxation of Tax-Exempt Stockholders.”

The Subscription Agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the State of Florida, regardless of convenience or cost to you, the investor.

In order to invest in this offering, investors agree to resolve disputes arising under the Subscription Agreement in state or federal courts located in Florida, for the purpose of any suit, action or other proceeding arising out of, or based upon, the subscription agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.  As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  You will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us.   Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

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Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this offering have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company (which can reach 5% of transaction value if considered a cash advance) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the shares you buy. The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The Commission’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018, entitled “Credit Cards and Investments – A Risky Combination,” which explains these and other risks you may want to consider before using a credit card to pay for your investment.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this offering circular are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer.

DETERMINATION OF OFFERING PRICE

The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

DILUTION

We have not sold any securities to our officers or directors and, therefore, there is not a discrepancy in the price of securities offered to our officers and directors and investors in this offering. Further, all previous shares sold to investors were sold at $10, the same as the share price for this offering. Nonetheless, all investors purchasing in from the Company in this offering will experience dilution from future issuances.

SELLING SECURITY HOLDERS

N/A

PLAN OF DISTRIBUTION

We are offering a maximum of $75,000,000, of shares of common stock in the Company at a price per share of $10. There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of shares is not sold. The minimum investment for any investor is $5,000.

The sale of shares will begin upon qualification of this offering circular, as amended, by the SEC. We will conduct separate closings on a rolling basis, each time promptly after receiving investor funds.

This offering shall be terminated upon (i) the date which is three years from the date this offering circular or amendment thereof, as applicable, is qualified by the SEC, or (ii) the sale of the Maximum Offering Amount of shares for the offering. Notwithstanding the foregoing, our Company may amend, rescind or terminate this offering at any time, in its sole discretion, and will amend or supplement this offering circular as appropriate.

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The Company has engaged Dalmore Group, LLC, a broker-dealer registered with the SEC and a member of FINRA, to act as the broker-dealer of record for this offering, but not for underwriting or placement agent services. The Company has also engaged Dalmore to perform the following administrative and compliance related functions in connection with this offering:

•	Review investor information, including KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the Company whether or not to accept investor as a customer;

•	Review each investor’s Subscription Agreement to confirm such investor’s qualified participation in the offering and provide a determination to the Company whether or not to accept the use of the Subscription Agreement for the investor’s participation;

•	Contact and/or notify the Company, if needed, to gather additional information or clarification on an investor;

•	Neither provide any investment advice nor any investment recommendations to any investor;

•	Retain investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g.. as needed for KYC, AML and background checks); and,

•	Coordinate with third party providers to ensure adequate review and compliance.

This offering circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the RAD Diversified Land REIT Platform websites as well as on the Commission’s website (sec.gov).

Commissions and Discounts

The following table shows the maximum discounts, commissions, and fees payable to , assuming a fully subscribed offering.

	Price to public	Underwriting discount and commissions(1)	Proceeds to Issuer
Per Interest	$10.00	$0.50	$9.50
Maximum Offering Amount	$75,000,000	$3,750,000	$71,250,000

(1)

Once the Commission has qualified the offering statement of which this offering circular is a part, and this offering commences, the Broker will receive a fee equal to 1.5% on the aggregate amount raised by the Company directly through Company’s own marketing efforts and 5% on all funds from investors that were obtained as a direct result of being featured on the Going Public series. offering. For purposes of calculating the amount in the chart, we have assumed that all amounts raised in this offering are subject to the 5% fee although the Company expects that its marketing efforts will generate a significant portion of the capital in this raise.

The Company has also entered into an agreement with Crush Capital Inc., producer of a webcast series called “Going Public.” Crush subsidiary Crush Securities, LLC, member FINRA/SIPC, as Participating Broker, will act as a participating broker with Dalmore Group, LLC and will receive a portion of the 5% fee to be paid to the Broker during the term of its engagement.

In addition, Broker shall receive a one-time expense fee of $5,000 and a one-time consulting fee of $20,000. In addition, Participating Broker shall receive a fee of $500,000.00.

Neither the Broker nor Participating Broker has investigated the desirability or advisability of investment in the common stock, or approved, endorsed or passed upon the merits of purchasing the common stock. Broker and Participating Broker are not participating as an underwriter and under no circumstance will they recommend the Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Broker and Participating Broker are not distributing any offering circulars or making any oral representations concerning this offering circular or this offering. Based upon Broker’s and Participating Broker’s anticipated limited role in this offering, they have not and will not conduct extensive due diligence of this offering and no investor should rely on the involvement of Broker or Participating Broker in this offering as any basis for a belief that it has done extensive due diligence. Broker and Participating Broker so not expressly or impliedly affirm the completeness or accuracy of the offering statement and/or offering circular presented to investors by the Company. All inquiries regarding this offering should be made directly to the Company.

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Investor Suitability Standards

Our shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of our Company does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1. an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not negative equity), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2. earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D.

In addition to the foregoing, each prospective investor must represent in writing that they meet, among other things, all of the following requirements:

●	The prospective investor has received, reviewed, and understands this offering circular and its exhibits, including our operating agreement;

●	The prospective investor understands that an investment in interests involves substantial risks;

●	The prospective investor’s overall commitment to non-liquid investments is, and after their investment in interests will be, reasonable in relation to their net worth and current needs;

●	The prospective investor has adequate means of providing for their financial requirements, both current and anticipated, and has no need for liquidity in this investment;

●	The prospective investor can bear the economic risk of losing their entire investment in interests;

●	The prospective investor has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in interests; and

●	Except as set forth in the subscription agreement, no representations or warranties have been made to the prospective investor by our Company or any partner, agent, employee, or affiliate thereof, and in entering into this transaction the prospective investor is not relying upon any information, other than that contained in the offering statement of which this offering circular is a part, including its exhibits.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

We will be permitted to make a determination that the subscribers of interests in this offering are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov. We may accept or reject any subscription, in whole or in part, for any reason or no reason at all.

An investment in our interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our interests.

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How to Subscribe

Those persons who want to invest in the Company must sign a subscription agreement, which will contain representations, warranties, covenants, and conditions customary for offerings of this type for limited liability companies. A copy of the form of subscription agreement is attached as Exhibit 4.1.

After the Commission has qualified the offering statement of which this offering circular is a part, the offering will be conducted using the online subscription processing platforms whereby investors in the offering will receive, review, execute, and deliver subscription agreements electronically and pay their subscription amounts. Payment of the purchase price for the interests will be made through a third-party processor by ACH debit transfer or wire transfer or credit card to a segregated account designated by us.

We have engaged Novation Solutions Inc. O/A DealMaker to provide the investment platform for investors investing outside of the webcast series Going Public through our website at https:// https://app.dealmaker.tech/invitations/76379fe9-e12e-47a6-9dbd-37d3b9365a7d/view. We estimate total fees payable by our Company directly to the DealMaker will be approximately $10,000 upfront and $1,000 per month plus miscellaneous transaction fees.

The Company has retained Issuance, Inc., an affiliate of Participating Broker, to create and maintain the online subscription processing platform for investors resulting from the Going Public series produced by Crush Capital. Issuance will $2,495 per month while the offering is live and will also charge transaction fees, including a 3.5% credit card processing fee, a 1.5% ACH processing fee, and a 0.5% wire processing fee. The Issuance platform address will be provided via the Going Public series.

The platform providers are not participating as underwriters or placement agents of this offering and will not solicit any investments, recommend our securities, provide investment advice to any prospective investor, or distribute this offering circular or other offering materials to potential investors. All inquiries regarding this offering should be made directly to us.

Any potential investor wishing to acquire such interests must:

1. Visit our investor platform. You will be prompted to create an account. Once you have created your account, you will be able to review our offering documents.

2. Carefully read this offering statement, and any current supplement, as well as any documents described in the offering statement and attached hereto or which you have requested.

3. Consult with your tax, legal and financial advisors to determine whether an investment in interests is suitable for you.

4. Review and complete the subscription agreement. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers. An approved custodian or trustee must process and forward to us orders made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans.

5. Once the completed subscription agreement is signed, you must transfer funds in an amount equal to the purchase price for the interests you have applied to subscribe for (as set out on the front page of your subscription agreement). All subscription funds will be held in a segregated Company account until such time as your subscription agreement is either accepted or rejected and, if accepted, such further time until you are issued the shares.

6. We will review the subscription documentation completed and signed by you. You may be asked to provide additional information. A representative will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw the offering at any time prior to closing.

7. Once the review is complete, we will inform you whether or not your application to subscribe for the shares is approved or denied and, if approved, the number of shares accepted. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction.

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8. Funds will be held in the Company’s payment processor account until the Broker has reviewed the proposed subscription, and the Company has accepted the subscription. If all or a part of your subscription is approved, then the number of shares you are entitled to subscribe for will be issued to you in book entry form upon the closing. Simultaneously with the issuance of the shares, the subscription monies held on your behalf will be transferred to our operating account as consideration for such shares. Funds released to the Company’s bank account will be net funds (investment less payment for processing fees and a holdback equivalent to 10% for 30 days). The Company will be responsible for payment processing fees.

By executing the subscription agreement, you agree to be bound by the terms of the subscription agreement and our Company’s governing documents, including our Articles of Incorporation and Bylaws. We will rely on the information you provide in the subscription agreement and the supplemental information you provide in order for us to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued the Shares, please notify us immediately using the contact details set out in the subscription agreement. As part of the subscription investors will be required to represent and warrant that they have read and understand this offering circular, as amended or supplemented. Investors will also be required to agree to indemnify our Company for misrepresentations of the investor within the subscription agreement or supplemental disclosures. Nonetheless, we may not require, and are not requiring, investors to waive any claims or remedies they may have against our Company under the Securities Act or Exchange Act. Once an investor’s shares have been issued, the investor will become a shareholder of our Company.

In the interest of allowing interested investors as much time as possible to complete the paperwork associated with a subscription, the Company has not set a maximum period of time to decide whether to accept or reject a subscription. If a subscription is rejected, funds will not be accepted by wire transfer or ACH, and payments made by debit card or credit card will be returned to subscribers within 30 days of such rejection without deduction or interest.

We may permit investors to pay their subscription amount via check, ACH, wire transfer or credit card, instructions and terms for which will be provided at our investor portal. If allowed, credit card will be processed by a third party, for which the investor may be charged a fee and/or be obligated to agree to terms imposed by the third-party processor.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this offering circular. Except as otherwise indicated, all information contained in this offering circular is given as of the date of this offering circular. Neither the delivery of this offering circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “offering circular supplement” that may add, update or change information contained in this offering circular. We will also amend our offering statement annually while this offering is open to include updated financial statements. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or amendment. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the SEC.

The offering statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the SEC website at www.sec.gov.

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ESTIMATED USE OF PROCEEDS

The following table illustrates the amount of net proceeds to be received by the Company on the sale of the shares offered hereby and the intended uses of such proceeds. It is possible that we may not raise the entire $75,000,000 in shares being offered. In such case, we will reallocate the use of proceeds as the Board of Directors deems to be in the best interests of the Company in order to effectuate our business plan. The intended use of proceeds are as follows:

	100%	75%	50%	25%
Gross Offering Proceeds	$75,000,000	56,250,000	37,500,000	18,750,000
Offering Costs(1)	$3,775,000	2,837,500	1,900,000	962,500

Use of Net Proceeds:	$71,225,000	53,412,500	35,600,000	17,787,500
Investments	$65,725,000	48,912,500	32,100,000	15,287,500
Ongoing legal and accounting fees	$1,000,000	750,000	500,000	250,000
Marketing(2)	$1,000,000	1,000,000	1,000,000	1,000,000
Working capital reserves(3)	$3,500,000	2,750,000	2,000,000	1,250,000

Notes:

(1)	Dalmore Group LLC, referred to herein as the Broker, is engaged for administrative and compliance related services in connection with this Offering, but not for underwriting or placement agent services. Once the Commission has qualified the Offering Statement and this Offering commences, the Broker will receive a cash commission equal to 1.5% on the aggregate amount raised by the Company directly through Company’s own marketing efforts and 5% on all funds from investors that were obtained as a direct result of being featured on the Going Public series produced by Crush Capital. The above table assumes all sales at a 5% commission rate. The Broker will also receive $25,000 in other fees.
(2)	Includes $500,000 payable to Crush Capital for the Going Public series where the Company will be featured. These monies were previously loaned to us by affiliates of our Manager and will we repaid through this offering.
(3)	We intend to maintain a working capital buffer to protect against unexpected expenses due to purchase, renovation, and leasing of our property portfolio, and our business practices.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

We are a recently organized Maryland corporation company formed to invest in and manage a diversified portfolio of land real estate and development projects throughout the United States. Since our formation on September 8, 2022, the Company has been engaged primarily in formulating its business plan and developing the financial, offering and other materials to begin fundraising. We recently acquired two properties from an affiliate of our Manager.

We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of constructing a portfolio of real estate assets that provides stable, attractive risk-adjusted returns to our investors. We may make our investments through the acquisition of individual assets. As of the date of this offering circular, we have neither commenced operations nor have we acquired any specific investments.

Results of Operations

We have not generated any revenues as of the date of this offering circular. We do not intend to generate revenues by at least twelve months after purchasing our first Investment. All our expenses to date have been paid via loans from our Manager and its affiliate, which loans will be repaid through offering proceeds, and our private offering under Regulation D in which we raised approximately $4,196,613.17 as of the date of this offering circular.

Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to purchase and originate Investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financing obtained from banks or other lenders, and from any undistributed funds from our operations. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.” In addition to capital raised in this offering, we expect to incur debt when purchasing and developing our Investments.

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Our targeted portfolio-wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 0% and 75% of the fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the initial portfolio) in order to quickly build a diversified portfolio of assets. Our Manager may from time to time modify our leverage policy in its sole discretion, in light of then-prevailing economic conditions, the relative cost of debt and equity capital, the market values of our assets, general conditions in the market for debt and equity securities, the Company’s growth and acquisition opportunities, or other factors. However, other than during our initial period of operations, it is our policy to not borrow more than 75% of the fair market value of the cost of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Manager.

If we raise substantially less than $75,000,000 in gross offering proceeds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make, and the value of an investment in our equity will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Our Manager has paid $478,500.00 and its affiliate RAD Diversified REIT, Inc has paid $50,000.00 in organization and offering expenses on our behalf as of May 1, 2023, which we must reimburse.

Critical Accounting Estimates

Critical accounting estimates are those estimates made in accordance with generally accepted accounting principles that involve a significant level of estimation uncertainty and have had or are reasonably likely to have a material impact on the financial condition or results of operations of the registrant. Provide qualitative and quantitative information necessary to understand the estimation uncertainty and the impact the critical accounting estimate has had or is reasonably likely to have on financial condition or results of operations to the extent the information is material and reasonably available. This information should include why each critical accounting estimate is subject to uncertainty and, to the extent the information is material and reasonably available, how much each estimate and/or assumption has changed over a relevant period, and the sensitivity of the reported amount to the methods, assumptions and estimates underlying its calculation.

We do not have any off-balance sheet arrangements.

GENERAL INFORMATION ABOUT THE COMPANY

RAD Diversified Land REIT, Inc. is organized as a Maryland corporation. Its Articles of Incorporation became effective on September 6, 2022, and will continue in perpetuity unless the shareholders elect to dissolve the Company. Brandon “Dutch” Mendenhall as our promoter currently serves as our CEO and director and managing member of our Manager.

Important Provisions Of Maryland Law And Of Our Articles And Bylaws

The following is a summary of important provisions of the Annotated Code of Maryland, Corporations and Associations Article (“MGCL”), our Articles and our bylaws, copies of each of which are included as exhibits to this offering circular.

The Board of Directors

Our bylaws provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the MGCL (currently, one). Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors may be filled by a majority of our entire board of directors.

Removal of Directors

Our Articles provides that a director may be removed only for cause (as defined in the Articles) and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. This provision, when coupled with the provision in our bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filling the vacancies created by the removal with their own nominees.

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Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

• any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

• an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

• 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

• two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of voting stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted by resolution any business combinations (a) between us and Arbor Commercial Mortgage or any of its affiliates and (b) between us and any interested stockholder, provided that any such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such interested stockholder). Consequently, the five-year prohibition and the supermajority vote requirements do not apply to business combinations between us and any of them. As a result, such parties may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the supermajority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the stockholders by a vote of two thirds of the votes entitled to be cast on the matter, excluding all interested shares. Shares owned by the acquirer, by our officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

• one-tenth or more but less than one third,

• one-third or more but less than a majority, or

• a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

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A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Anti-Takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

The business combination provisions and, if the applicable provision in our bylaws is rescinded, the control share acquisition provisions of Maryland law, the provisions of our Articles on removal of directors and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in the control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.

COMPANY POLICY REGARDING CERTAIN ACTIVITIES

Issuing Securities Senior to common stock

The Company’s current policy is to not issue securities superior to its common stock. This policy cannot be changed by the officers and directors without a vote of the stockholders.

The Company has never issued securities superior to its common stock.

Borrowing Money

The Company intends to purchase and rehabilitate land real estate. The Company may choose:

•	to borrow money to help with the purchase of property;

•	to borrow money to help with the rehabilitation of already purchased property;

•	to borrow money against (leverage) already owned properties to help with the purchase and rehabilitation of other properties; and,

•	to borrow money to facilitate daily operation of Company.

The officers of the Company are empowered to borrow money on behalf of the Company.  Our current policy on the limit of how much can be borrowed without Board of Director approval is $5,000,000, and this limit can be changed by the Board of Directors of Company without approval of stockholders.

Making Loans to Others

The Company’s current policy does not allow the Company to make loans to other people. This policy may be changed by the Board of Directors without a vote by the stockholders.

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Investing for Purpose of Controlling Other Entities

The Company’s current policy does not allow Company to take over control of others, obtain control of others, or merge with other entities. This policy may be changed by the Board of Directors without a vote by the stockholders.

The Company has no history of investing in the securities of other issuers for the purpose of exercising control.

Underwriting the Securities of Other Issuers

The Company’s current policy does not allow the Company to underwrite the securities of other issuers. This policy may be changed by the Board of Directors without a vote by the stockholders.

The Company has no history of underwriting the securities of other issuers.

Acting as an Investment Company

The Company’s current policy does not allow the Company to engage in the purchase and sale (or turnover) of its investments. The Company has elected to be treated as a REIT. As such, the Company is required to invest seventy 75% of its capital in real estate.

However, Company envisions that there may be instances where it will need to invest in assets other than real estate, such as:

•	if a large number of investors’ investment through this offering close essentially simultaneously, it will take time for the Company to identify appropriate real estate investments; or,

•	if the Company has capital it has not currently invested in real estate, the Company may invest such capital for a short or long period of time in something other than real estate.

If some or all of these happen, the Company will invest the capital not invested in real estate in US Treasury Bonds or other highly liquid investments.

This policy may be changed by the Board of Directors without a vote by the stockholders.

The Company has no history of engaging in the purchase and sale of non-real estate investments.

Using Company Stock to Acquire Investments

The Company can use its stock to acquire property on such terms as approved by the Board of Directors.

Redemption of common stock

Please see below in “Share Redemption Program” for the details on our policy on redemption of shares.

The Company may decide to reacquire its common stock when appropriate in order to manage the Company’s Net Asset Value per Share.

Annual Reports to Stockholders

The Company’s current policy is to issue reports to stockholders two times a year in accordance with Rule 257 of Regulation A:

•	An annual report substantially in the form of the Commission’s Form 1-K, which will include our financial statements audited by our auditor; and,

•	A semi-annual report substantially in the form of the Commission’s Form 1-SA, which will include unaudited financial statements for the year through June 30.

The Company’s current policy is to make a report available to each stockholder by filing such report with the Commission via its EDGAR system.

This policy may be changed by the Board of Directors without a vote by the stockholders so long as in compliance with Regulation A.

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INVESTMENT STRATEGIES AND POLICIES

Investment Objectives

Our investment objectives include:

Purchase Real Estate Assets at Lower-Than-Market Prices

By purchasing real-estate at lower-than-market prices, we intend to maximize the number of properties (i.e., Investments) that can be acquired using the proceeds of this offering.

Develop Sales and Rental Income Stream

We intend to acquire land throughout the United States as Investments for our REIT that can be leased or developed and sold at a capital gain.

Preserve Capital and Grow Capital

By acquiring Investments at lower-than-market prices, we believe that the overall value of our assets will be significantly improved. Such acquisitions also mean that we may be able to preserve capital during downward trends in the real-estate market.

The Company cannot assure you that it will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets.  Our Board of Directors will review our investment guidelines at least annually to determine whether our investment guidelines, property selection criteria, leverage policy and other investment policies continue to fulfill our investment objectives and continue to be in the best interests of our stockholders.

Our investment policies will provide our Manager with substantial discretion with respect to the selection, purchase, and sale of specific Investments, subject to the limitations in the Management Agreement. We may revise the investment policies, which are described below, without the approval of our stockholders. We will review the investment policies at least annually to determine whether the policies are in the best interests of our stockholders.

Prospective Investors are reminded that an investment in the Company is speculative and that the Company may or may not succeed and that any investment a potential investor makes may be lost.

Primary Investments in Real Estate

We intend to acquire raw, partially improved and fully improved land throughout the United States as Investments for our REIT that can be leased, including for agricultural, ranching and commercial uses, or developed for new build residential, multi-family residential, and/or mixed-use residential commercial properties.

Our initial focus is expected to be in California, Idaho, Texas, Tennessee, Arkansas, Pennsylvania, New Jersey, North Carolina, and Florida, with expansion throughout the United States, as deemed determined by our Manager. Our Manager, through its affiliates, has established a strong deal sourcing, transaction execution, and property management presence in these regions of the United States. We will not make any investments outside of the United States.

Proposed Plan of Operations

Acquiring Property

The Company intends to focus on acquiring properties that are distressed in order to maximize the amount of real estate that can be acquired using the proceeds of this offering. During initial operations where the total amount of assets is limited, the Company will seek to procure as many Investments as it can in order to meet this policy consideration.

The Company believes it can acquire distressed properties in two ways: (1) the Company intends to acquire properties that are sized by local tax authorities and then sold at auction in order to satisfy unpaid tax debt and (2) the Company also intends to purchase properties at foreclosure sales. In this situation, a lien holder that has foreclosed on a property sells the property, usually at auction or through a “short-sale”, in order to satisfy its lien.

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Special Considerations re: Tax Deed Sales

After a property is sold at a tax foreclosure sale, the property owner typically is given an allotted time to recover their property (“redemption period”) before the purchaser, such as us, obtains clear title.  The redemption period varies state by state and is typically longer where the subject property is a homestead.

If the owner does not redeem the tax lien by payment of the applicable redemption price within the redemption period, the purchaser obtains clear title to the property.

If the owner does redeem the tax lien within the redemption period, the Purchaser receives its initial investment back plus a specified percentage penalty fee and any legal expenses.

Tax deeds are senior in priority to all other property liens or prior liens, including those held by mortgagees, other than certain liens imposed by federal and state tax and environmental laws and in some instances, subsequent tax liens or prior liens.

Financing Investment Acquisitions

Leverage, as used in this offering circular, means the borrowing of money based on the equity available in certain Investments.  The use of leverage will enable us to acquire more properties than if leverage is not used. However, leverage will also increase the risks associated with an Investment in our common stock.

We anticipate that, with respect to Investments either acquired with debt financing or refinanced, the debt financing amount generally would be up to approximately 75% of the acquisition price of a particular Investment. Particular Investments may be more highly leveraged. Further, our Manager expects that any debt financing for an Investment will be secured by that Investment or the interests in an entity that owns that Investment.

We will have the ability to exercise discretion as to the types of financing structures we utilize. For example, we may obtain new mortgage loans to finance property acquisitions, acquire properties subject to debt or otherwise incur secured or unsecured indebtedness at the property level at any time. The Manager may also elect to enter into one or more credit facilities with financial institutions. Any such credit facility may be unsecured or secured, including by a pledge of or security interest granted in our assets.

The Board has authorized our Manager to leverage any investment to a maximum of 75% of the appraised value, said appraised value established at the time of submitting a loan application.

Due to the nature of farming and ranching operations, we will also research, submit for, and leverage available grants and loan opportunities provided by local, state, and federal government collectively.

Manner of Liquidating Investments

Investments may be disposed of by sale on an all-cash basis or upon other terms as determined by our Manager in its sole discretion. We may accept purchase money obligations and other forms of consideration (including other real properties) in exchange for one or more investments. In connection with acquisitions or dispositions of investments, we may enter into certain guarantee or indemnification obligations relating to environmental claims, breaches of representations and warranties, claims against certain financial defaults and other matters, and may be required to maintain reserves against such obligations. In addition, we may dispose of less than 100% of its ownership interest in any investment in the sole discretion of our Manager.

We will consider all viable exit strategies for our investments, including single asset and/or portfolio sales to institutions, investment companies, real estate investment trusts, individuals and 1031 Exchange buyers.

Growth Policy

The Company’s policy is to acquire properties primarily for the accumulation of capital gains.

No Intent to Invest in Real Estate Mortgages

The Company does not intend to invest in real estate mortgages.

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In the event that the Company sells, or otherwise liquidates any investment, the Company does not intend to carry any debt on any divested asset.

Investment in Other Securities

We intend to conduct operations so that we will not be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  We expect that our investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to the Investment Company Act.

If we are unable to invest a significant portion of the proceeds of the offering in properties, we may temporarily invest any unused proceeds in government securities with low returns, which would reduce the cash available for distribution to stockholders and possibly lower your returns. In the event we cannot invest all of the proceeds of this offering in real estate as we are required to do, we would invest money in low-yield, U.S. Government Securities, or maintain the liquidity of such proceeds until they may be invested in real estate.

DESCRIPTION OF REAL ESTATE

We have acquired two Investments as of the date of this offering circular from an affiliate of our Manager:

1.	2385 Serles Rd Serles Tract Middleton, TN 38052 & Map 116 Parcel 2.00 & 97 Parcel 5.00 - ConCur Serles Rd, TN 38052.

Purchase Price: $9,809,604

Acquisition Date: July 1, 2023

Planned Use: The Company plans to harvest soybean yearly, corn 2 out of 3 years, winter wheat 1 out of the years, and harvest timber every 13th year for three year cycle. We are currently leasing housing to a tenant for $17,500 yearly. Plan to hold the property for at least 20 years, although such time may ultimately be shorter or longer.

2.	11963 Browning Rd Lithia, FL 33547

Purchase Price: $2,500,000

Acquisition Date: 7/1/2023

Planned Use: We plan to develop and build a new housing community on this property. The Company plans to build 45 houses with one acre lots of single family homes. If the Company cannot get it rezoned for the foregoing, it plans to put nine houses on the land. The Company will have approximately 1,000 cattle on the land until development plans are in place. Our plan is to hold for at least five years, although such time may ultimately be longer or shorter.

OPERATING DATA

Because we just recently acquired Investments, we do not have any operating data to provide and investors must feel comfortable purchasing shares in the absence of such data.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings that are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of the Company, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this offering circular. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the U.S. federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the limited extent discussed in “- Taxation of Tax-Exempt Stockholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “- Taxation of Non-U.S. Stockholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

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•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code; and,

•	persons holding our common stock through a partnership or similar pass-through entity.

This summary assumes that stockholders hold shares as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively.  We have not received any rulings from the IRS concerning our qualification as a REIT.  Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

Taxation of the Company

We have elected to be taxed as a REIT under the federal income tax laws for our first full taxable year.  We believe that, commencing with such taxable year, we will be organized and will continue to operate in a manner so as to qualify as a REIT under the federal income tax laws. We are currently in compliance with our REIT status. We cannot assure you, however, that we will remain qualified as a REIT.  This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders, which laws are highly technical and complex.

Our continuing REIT qualification depends on our ability to meet on a continuing basis several qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. We describe the REIT qualification tests, and the consequences of our failure to meet those tests, in more detail below. Tax counsel will not review our compliance with those tests on a continuing basis. Accordingly, neither we cannot assure you that we will satisfy those tests.

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” which means taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation.

However, we will be subject to U.S. federal tax in the following circumstances:

•	We will pay U.S. federal income tax on any taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.

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•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and,

•	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “- Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability.

•	If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distribute.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•	If we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test, or 10% value test, as described below under “- Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and,

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “- Recordkeeping Requirements.”

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1. It is managed by one or more trustees or directors.

2. Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

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3. It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

4. It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5. At least 100 persons are beneficial owners of its shares or ownership certificates.

6. Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7. It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification.

8. It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

9. It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year.

We do not have to comply with 5 and 6 for the first taxable year for which we elect REIT tax status. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit-sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our Articles of Incorporation provide restrictions regarding the transfer and ownership of shares of our capital stock. See “Description of Capital Stock - Restrictions on Ownership and Transfer.” We believe that we will have issued sufficient stock with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our Articles of Incorporation are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	income and gain derived from foreclosure property; and,

•	income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

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Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Cancellation of indebtedness, or COD, income and gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. Finally, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property

Rent that we receive, including as a result of our ownership of preferred or common equity interests in a partnership that owns rental properties, from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent.

•	Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (1) the rent is considered based on the income or profits of the related tenant, (2) the tenant either is a related party tenant or (3) we furnish non-customary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor, none of the rent from that property would qualify as “rents from real property.”

Our operating partnership and its subsidiaries generally lease substantially all our properties to tenants’ that are individuals. Our leases typically have a term of at least one year and require the tenant to pay fixed rent. We do not anticipate leasing significant amounts of personal property pursuant to our leases. Moreover, we do not intend to perform any services other than customary ones for our tenants. Accordingly, we anticipate that our leases will generally produce rent that qualifies as “rents from real property” for purposes of the 75% and 95% gross income tests.

Interest

The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and,

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•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

In connection with development projects, we may originate mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property.  In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied.

Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, we anticipate that our mezzanine loans typically will not meet all of the requirements for reliance on the safe harbor. To the extent any mezzanine loans that we originate do not qualify for the safe harbor described above, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

Dividends

Our share of any dividends received from any corporation in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test.

Prohibited Transactions

A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our properties have been or will be held primarily for sale to customers and that all prior sales of our properties were not, and a sale of any of our properties in the future will not be in the ordinary course of our business. However, there can be no assurance that the IRS would not disagree with that belief. Whether a REIT holds a property “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular property. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•	either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and,

•	if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

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We will attempt to comply with the terms of the safe-harbor provisions in the U.S. federal income tax laws prescribing when a property sale will not be characterized as a prohibited transaction.   We cannot assure you, however, that we can comply with the safe-harbor provisions and will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.”

Fee Income

Fee income generally will not be qualifying income for purposes of both the 75% and 95% gross income tests.

Foreclosure Property

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and,

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test; or,

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Hedging Transactions

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities.  Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the indemnification requirements discussed below. A “hedging transaction” means either: (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets; or, (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain).  We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

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COD Income

From time-to-time, we may recognize COD income in connection with repurchasing debt at a discount. COD income is excluded from gross income for purposes of both the 95% gross income test and the 75% gross income test.

Foreign Currency Gain

Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests

If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and,

•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “Taxation of The Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and money market funds and, in certain circumstances, foreign currencies;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property; and,

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities, or the 10% vote test or 10% value test, respectively.

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Fourth, no more than 25% of the value of our total assets may consist of other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if: (1) the debt is not convertible, directly or indirectly, into equity; and, (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors.

However, “straight debt” securities include debt subject to the following contingencies:

•	a contingency relating to the time of payment of interest or principal, as long as either: (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield; or, (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of un-accrued interest on the debt obligations can be required to be prepaid;

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property;” and,

•	Certain securities issued by governmental entities.

We believe that our holdings of assets comply with the foregoing asset tests, and we intend to monitor compliance on an ongoing basis. However, independent appraisals have not been obtained to support our conclusions as to the value of our assets or the value of any particular security or securities.  Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. We will continue to monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and,

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% asset test, the 10% vote test, or the 10% value test described above, we will not lose our REIT qualification if: (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million); and, (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we: (1) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure; (2) we file a description of each asset causing the failure with the IRS; and, (3) pay a tax equal to the greater of $50,000 or 35% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests.

Distribution Requirements

Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, plus

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

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We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either: (1) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration; or, (2) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the stockholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain net income for such year; and,

•	any undistributed taxable income from prior periods. We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

In order to satisfy the REIT distribution requirements, the dividends we pay must not be “preferential.” A dividend determined to be preferential will not qualify for the dividends paid deduction. To avoid paying preferential dividends, we must treat every stockholder of a class of stock with respect to which we make a distribution the same as every other stockholder of that class, and we must not treat any class of stock other than according to its dividend rights as a class. For example, if certain stockholders receive a distribution that is more or less than the distributions received by other stockholders of the same class, the distribution will be preferential.  If any part of a distribution is preferential, none of that distribution will be applied towards satisfying our REIT distribution requirements.

We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our capital stock or debt securities.

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/stock dividends. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and stock. We have no current intention to make a taxable dividend payable in our stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

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Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “Gross Income Tests” and “Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced U.S. federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

As used in this offering circular, the term “U.S. stockholder” means a holder of shares of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or,

•	any trust if (1) a court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding shares of our common stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common stock by the partnership.

As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 20% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is currently 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is 39.6%. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (See - “Taxation of The Company” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends: (1) attributable to dividends received by us from non-REIT corporations; and, (2) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend.

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A U.S. stockholder generally will consider as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held shares of our common stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See “Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s shares of our common stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her shares of our common stock as long-term capital gain, or short-term capital gain if the shares of the stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

U.S. stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of shares of our common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of shares of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax. The Medicare tax will apply to, among other things, dividends and other income derived from certain trades or business and net gains from the sale or other disposition of property, such as our capital stock, subject to certain exceptions. Our dividends and any gain from the disposition of shares of our common stock generally will be the type of gain that is subject to the Medicare tax.

Taxation of U.S. Stockholders on the Disposition of Shares of our common stock

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of shares of our common stock as long-term capital gain or loss if the U.S. stockholder has held shares of our common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of shares of our common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock within 30 days before or after the disposition.

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Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 39.6%. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to U.S. stockholders taxed at individual rates currently at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit-sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit-sharing trust that owns more than 10% of our capital stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our capital stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust; and,

•	either:

•	one pension trust owns more than 25% of the value of our capital stock; or,

•	a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.

Although these rules may apply to tax-exempt entities, we will not allow any entity to own more than 9.8% of our outstanding shares.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a holder of shares of our common stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for U.S. federal income tax purposes) or a tax-exempt stockholder. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules.  We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership, and sale of shares of our common stock, including any reporting requirements.

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Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us;

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income; or,

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

However, if our common stock is regularly traded on an established securities market in the United States, capital gain distributions on our common stock that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 5% of our common stock at any time during the one-year period preceding the distribution. In such a case, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends.

If our common stock is not regularly traded on an established securities market in the United States, capital gain distributions that are attributable to our sale of USRPIs will be subject to tax under FIRPTA, as described above. In such case, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. Moreover, if a non-U.S. stockholder disposes of our common stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

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For payments after June 30, 2014, a U.S. withholding tax at a 30% rate will be imposed on dividends paid to certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Dispositions

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of shares of our common stock if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a United States real property holding corporation. We believe that we are, and that we will continue to be, a United States real property holding corporation based on our investment strategy. However, even if we are a United States real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of shares of our common stock if we are a “domestically controlled qualified investment entity.”

A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met.

If our common stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to our common stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells our common stock. Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if (1) our common stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market and (2) the non-U.S. stockholder owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period.

If the gain on the sale of shares of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. stockholder treated as a corporation (under U.S. federal income tax principles) that is not otherwise entitled to treaty exemption. Finally, if we are not a domestically controlled qualified investment entity at the time our stock is sold and the non-U.S. stockholder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of shares of our common stock also may be required to withhold 10% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. stockholder.

With respect to individual non-U.S. stockholders, even if not subject to FIRPTA, capital gains recognized from the sale of shares of our common stock will be taxable to such non-U.S. stockholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gain.

A U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of shares of our common stock received after December 31, 2016, by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Information Reporting Requirements and Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or,

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

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A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of shares of our common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

For payments after June 30, 2014, a U.S. withholding tax at a 30% rate will be imposed on dividends received by U.S. stockholders who own shares of our common stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of shares of our common stock received after December 31, 2016, by U.S. stockholders who own shares of our common stock through foreign accounts or foreign intermediaries. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholders who fail to certify their non-foreign status to us. We will not pay any additional amounts in respect of amounts withheld.

Legislative or Other Actions Affecting REITs

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described in this offering circular are currently under review and are subject to change. Prospective stockholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in shares of our common stock.

State and Local Taxes

We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws upon an investment in shares of our common stock.

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ERISA CONSIDERATIONS

Each respective member that is an employee benefit plan or trust (an “ERISA Plan”) within the meaning of, and subject to, the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), or an individual retirement account (“IRA”) or Keogh Plan subject to the Internal Revenue Code, should consider the matters described below in determining whether to invest in the Company.

In addition, ERISA Plan fiduciaries must give appropriate consideration to, among other things, the role that an investment in the Company plays in such ERISA Plan’s portfolio, taking into consideration (i) whether the investment is reasonably designed to further the ERISA Plan’s purposes, (ii) an examination of the risk and return factors, (iii) the portfolio’s composition with regard to diversification, (iv) the liquidity and current return of the total portfolio relative to the ERISA Plan’s objectives and (v) the limited right of members to withdraw all or any part of their capital accounts or to transfer their interests in the Company.

If the assets of the Company were regarded as “plan assets” of an ERISA Plan, an IRA, or a Keogh Plan, our Manager of the Company would be a “fiduciary” (as defined in ERISA) with respect to such plans and would be subject to the obligations and liabilities imposed on fiduciaries by ERISA. Moreover, other various requirements of ERISA would also be imposed on the Company. In particular, any rule restricting transactions with “parties in interest” and any rule prohibiting transactions involving conflicts of interest on the part of fiduciaries would be imposed on the Company which may result in a violation of ERISA unless the Company obtained an appropriate exemption from the Department of Labor allowing the Company to conduct its operations as described herein.

Regulations adopted by the Department of Labor (the “Plan Regulations”) provides that when a Plan invests in another entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that, among other exceptions, the equity participation in the entity by “benefit plan investors” is not “significant.” The Pension Protection Act of 2006 amended the definition of “benefit plan investors” to include only plans and plan asset entities (i.e., entities that are themselves deemed to hold plan assets by virtue of investments in them by plans) that are subject to part 4 of Title I of ERISA or section 4975 of the Internal Revenue Code. This new definition excludes governmental, church, and foreign benefit plans from consideration as benefit plan investors.

Under the Plan Regulations, participation by benefit plan investors is “significant” on any date if, immediately after the last acquisition, 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The Company intends to limit the participation in the Company by benefit plan investors to the extent necessary so that participation by benefit plan investors will not be “significant” within the meaning of the Plan Regulations. Therefore, it is not expected that the Company assets will constitute “plan assets” of plans that acquire interests.

It is the current intent of the Company to limit the aggregate investment by benefit plan investors to less than 25% of the value of the members’ membership interests so that equity participation of benefit plan investors will not be considered “significant.” The Company reserves the right, however, to waive the 25% limitation.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY OUR COMPANY OR ITS OFFICERS, DIRECTORS, OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR PLAN AND CURRENT TAX LAW.

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MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

No Trading Market

Our securities are not publicly traded or listed on any exchange or quoted on any over the counter market.  There is no market for our shares and none is likely to develop in the future.

Record Holders

As of the date of this offering circular, we have approximately 141 record holders.

Dividends

We have not paid any dividends to date; however, we intend to distribute at least 90% of our yearly taxable income while we are classified as a REIT.

Equity Compensation Plans

We have not adopted any equity compensation plans.

DESCRIPTION OF SECURITIES

The following description summarizes the most important terms of the Company’s capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Company’s Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the offering Statement of which this offering circular forms a part. For a complete description of the Company’s capital stock, you should refer to the Articles of Incorporation and Bylaws and to the applicable provisions of Maryland law.

The Company has, and only intends to issue, one class of stock, its common stock. The Company’s authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, of which 7,500,000 are being offered in this offering and approximately 417,614 are issued and outstanding as of the date of this offering circular.

The shares of our common stock offered by this offering circular, when issued, will be duly authorized, fully paid and non-assessable.

Holders of our common stock have no pre-emptive rights or other subscription rights, conversion rights, or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. We have established a redemption program for our common, as below detailed.

Shares of our common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to affect a transfer.

Restrictions on Ownership and Transfer

Stockholders must obtain our approval before selling their shares. This is also so that we can comply with the REIT rules under the Code. Further, we may require the selling stockholder or the intended buyer to submit an affidavit stating the number of shares to be transferred, and the number of shares beneficially or actually owned.

In order for the Company to qualify as a REIT under the Internal Revenue Code, our Shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, under Section 856(h) of the Internal Revenue Code, a REIT cannot be “closely held.” In this regard, not more than 50% of the value of a series interests may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). See the section entitled “U.S. Federal Income Tax Considerations” in this offering circular for further discussion on this topic.

The relevant sections of our Articles of Incorporation provide that, after the completion of the offering and subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (in value or number of interests, whichever is more restrictive) of the aggregate of our outstanding Shares or total capital stock or more than 9.8% (in value or number of Shares, whichever is more restrictive) of our shares; we refer to these limitations as the “ownership limits.”

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The constructive ownership rules under the Internal Revenue Code are complex and may cause interests actually or constructively by a group of related individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value of the aggregate of our outstanding Shares or total capital stock and 9.8% (in value or in number of Shares, whichever is more restrictive) of us (or the acquisition of an interest in an entity that owns, actually or constructively, stock by an individual or entity) could, nevertheless, cause that individual or entity, or another individual or entity, to violate the ownership limits.

We may, upon receipt of certain representations, undertakings and agreements and in its sole discretion, exempt (prospectively or retroactively) any person from the ownership limits and establish a different limit, or excepted holder limit, for a particular person if the person’s ownership in excess of the ownership limits will not then or in the future result in us failing the “closely held” test under Section 856(h) of the Internal Revenue Code (without regard to whether the person’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT. In order to be considered by the Company for exemption, a person also must not own, actually or constructively, an interest in one of our borrowers or tenants (or a borrower or tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.9% interest in the tenant unless the revenue derived by us from such borrower or tenant is sufficiently small that, in the opinion of our counsel, income from such borrower or tenant would not adversely affect our ability to qualify as a REIT. The person seeking an exemption must provide such representations and undertakings to our satisfaction that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a trust of the interests causing the violation. As a condition of granting an exemption or creating an excepted holder limit, we may, but are not be required to, obtain an opinion of counsel or private ruling from the IRS satisfactory to our management with respect to our qualification as a REIT and may impose such other conditions or restrictions as we deem appropriate.

In connection with granting an exemption from the ownership limits or establishing an excepted holder limit or at any other time, we may increase or decrease the ownership limits. Any decrease in the ownership limits will not be effective for any person whose percentage ownership of Shares is in excess of such decreased limits until such person’s percentage ownership of the Shares equals or falls below such decreased limits (other than a decrease as a result of a retroactive change in existing law, which will be effective immediately), but any further acquisition of Shares in excess of such percentage ownership will be in violation of the applicable limits. We may not increase or decrease the ownership limits if, after giving effect to such increase or decrease, five or fewer persons could beneficially own or constructively own in the aggregate more than 49.9% in value of the Shares then outstanding. Prior to any modification of the ownership limits, we may require such opinions of counsel, affidavits, undertakings or agreements as we may deem necessary or advisable in order to determine or ensure our qualification as a REIT.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of Shares that will or may violate the ownership limits or any of the other foregoing restrictions on ownership and transfer of Shares will be required to immediately give written notice to us or, in the case of a proposed or attempted transaction, give at least 15 days’ prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The ownership limits and the other restrictions on ownership and transfer of Shares will not apply if our management determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with the restrictions on ownership and transfer of our Shares is no longer required in order for us to qualify as a REIT.

Pursuant to the Articles, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit as permitted by our board of directors, then any such purported transfer will be ineffective as to that number of shares in excess of the applicable ownership limit (rounded up to the nearest whole). That number of shares in excess of the ownership limit may be redeemed by the Company at a price equal to the lesser of the net asset value of each share, as determined by the Board of Directors, and the amount paid for such shares, which shall be paid at liquidation of the Company or such earlier time as determined by the Board of Directors and shall not exceed an amount equal to the amount deemed liquidating distributions and return of capital.

If any transfer of Shares would result in the Shares being beneficially owned by fewer than 100 persons, such transfer will be void from the time of such purported transfer and the intended transferee will acquire no rights in such Shares. In addition, if any purported transfer of Shares or any other event would otherwise result in any person violating the ownership limits or such other limit established by our Board of Directors, our Board of Directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem Shares, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

These restrictions on ownership and transfer of our shares could delay, defer or prevent a transaction or a change in control that might involve a premium price for our shares or otherwise be in the best interest of our investors.

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Right to Dividends

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available.

Some or all of our distributions may be paid from sources other than cash flow from operations, such as from the proceeds of this offering, cash advances to us by our Manager, the sale of our assets, cash resulting from a waiver of asset management fees and borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow until such time as we have sufficient cash flow from operations to fully fund the payment of distributions therefrom.

Our policy is to pay distributions from cash flow from operations. Because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds.

We may fund such advanced distributions from third party borrowings, offering proceeds, sale proceeds, advances from our Manager or sponsors or from our Manager’s deferral of its base management fee. To the extent that we make payments or reimburse certain expenses to our Manager pursuant to our Management Agreement, our cash flow and therefore our ability to make distributions from cash flow, as well as cash flow available for investment, will be negatively impacted.  See “Management Compensation.”

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, distributed income will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income.

Distributions are authorized at the discretion of our Board, in accordance with our earnings, cash flow, anticipated cash flow and general financial condition. The board’s discretion will be directed, in substantial part, by its intention to cause us to continue to qualify as a REIT.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period.

Under Maryland law, we may issue our own securities as stock dividends in lieu of making cash distributions to stockholders. We may issue securities as stock dividends in the future.

Share Redemption Program

While stockholders should view this investment as long-term, we have established a redemption plan whereby, following six months as of the date that an investor purchases any shares, on a semi-annual basis, an investor may have an opportunity to obtain liquidity.

The Manager and our Board of Directors have designed our Share Redemption Program with a view towards providing investors with an initial period during which to decide whether a long-term investment in the Company is right for them.

Despite the illiquid nature of the assets expected to be held by the Company, our Manager believes it is best to provide the opportunity for semi-annual liquidity in the event stockholders need it in the form of a discounted redemption price prior to year 5, which economic benefit indirectly accrues to stockholders who have not requested redemption. The Manager does not receive any economic benefit as a result of the discounted redemption price through year 5.

As of the date that an investor purchases shares, the per share redemption price will be calculated based on a declining discount to the per share price for our common stock in effect at the time of the redemption request and rounded down to the nearest cent.

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The redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the liquidity of the real estate assets held by us. However, there will be a cap to the share redemption program at each semi-annual period. The cap is:

•	for the first 2 years of our fund, each semi-annual period we will redeem a maximum of 10% of our then outstanding stock;

•	for years 3-5 of our fund, each semi-annual period we will redeem a maximum of 8% of our then outstanding stock; and,

•	for years 6 and above, each semi-annual period we will redeem a maximum of 5% of our then outstanding stock.

Accordingly, we intend to limit the number of shares to be redeemed during any semi-annual period to 5.0%, 4.0% and 2.5%,respectively, of the number of shares outstanding, with excess capacity carried over to the later semi-annual period of that year but not farther. However, as we intend to make real estate investments of varying terms and maturities, our Board of Directors may elect to increase or decrease the number of shares available for redemption in any given semi-annual period, as these real estate assets are paid off or sold, but in no event will we redeem more than 10.0%, 8.0%, and 5%, respectively, during any calendar year.

The reason for the declining percentage is that as the fund ages, a greater portion of our investors will be long term investors because short term investors will have previously exited. If we receive requests for more than the cap at any individual semi-annual period, then we will redeem shares on a pro rata basis.

If the semi-annual volume limitation is reached in any given semi-annual period or our Board of Directors determines to redeem fewer shares than have been requested to be redeemed in any particular semi-annual period, redemptions under our Share Redemption Program for such semi-annual period will be made on a pro rata basis.

Stockholders will be notified of a change to, or suspension of, our Share Redemption Program through our website, and through periodic or special filings with the Commission.

Our Board of Directors will consider various factors when deciding whether to modify or suspend our Share Redemption Program. These factors include: (i) the health of the real estate market as a whole; (ii) the health and liquidity of the real estate assets held by us; (iii) the health and liquidity of any non-real estate assets held by us; and, (iv) other factors deemed relevant and prudent by our Board of Directors.

Stockholders may withdraw any redemption request up until the redemption date by notifying our transfer agent on our toll-free information line before 4:00 p.m. Pacific time at least 10 calendar days before the last business day of the semi-annual period.

We will also provide each semi-annual Redemption NAV per share on our website and toll-free information line.

Our Share Redemption Program is open to all stockholders. However, we do place a limit that the stockholder must have held their shares for at least 6 months. Further, the stockholder may only request that we repurchase up to 25% of their shares semi-annually.

The redemption price normally will be paid in cash no later than five business days following the last calendar day of the applicable semi-annual period and will be the same for all shares redeemed in a given semi-annual period.

The redemption price with respect to the shares of common stock that are subject to the redemption request will not be reduced by the aggregate sum of distributions, if any, that have been:

(i) paid with respect to such shares prior to the date of the redemption request; or,

(ii) declared but unpaid on such shares with record dates during the period between the redemption request date and the redemption date.

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In the interest of clarifying the below table, shares of common stock purchased by the Company under our Share Redemption Program will be purchased at a price that never exceeds the then current public offering price at the time the Redemption Request is made, even if redemption is not subject to a discount.

Holding Period From date of Purchase of Shares	Effective Redemption Price (as percentage of per share redemption price) (1)
1 year to 2 years	96	%(2)
2 years to 3 years	97	%(3)
3 years to 4 years	98	%(4)
4 years to 5 years	99	%(5)
5 years or More	100	%(6)

(1) The effective Redemption Price will be rounded down to the nearest $0.01.

(2) For shares held at least one (1) year but less than two (2) years, the Effective Redemption Price includes the fixed 4% discount to the per share price for our common stock in effect at the time of redemption.

(3) For shares held at least two (2) years but less than three (3) years, the Effective Redemption Price includes the fixed 3% discount to the per share price for our common stock in effect at the time of redemption.

(4) For shares held at least three (3) years but less than four (4) years, the Effective Redemption Price includes the fixed 2% discount to the per share price for our common stock in effect at the time of redemption.

(5) For shares held at least four (4) years but less than five (5) years, the Effective Redemption Price includes the fixed 1% discount to the per share price for our common stock in effect at the time of redemption.

(6) For Shares held at least five (5) years, the Effective Redemption Price does not include any discount to the per share price for our common stock in effect at the time of such redemption.

Furthermore, any stockholder requesting redemption will be responsible for any third-party costs incurred in effecting such redemption, including but not limited to, bank transaction charges, custody fees, and/or transfer agent charges.  The redemption plan may be changed or suspended by our Board or Directors at any time. But if it is changed, we will do so through a special or regular filing as described below.

Voting Rights

Subject to the restrictions on ownership and transfer of stock contained in our Articles of Incorporation and except as may otherwise be specified in our Articles of Incorporation, each share of common stock will have one vote per share on all matters voted on by stockholders, including election of directors. Common stock does not have cumulative voting meaning that a majority of the outstanding common stock will not likely be able to replace the entire Board.

Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director and except as set forth in the next paragraph. Under Maryland law, a Maryland corporation generally cannot dissolve, amend its Articles of Incorporation, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its Articles of Incorporation for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our Articles of Incorporation provide for a majority vote in these situations. Our Articles of Incorporation further provide that any or all of our directors may be removed from office for cause, and then only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors. For these purposes, “cause” means, with respect to any particular director, conviction of a felony or final judgment of a court of competent jurisdiction holding that such director caused demonstrable material harm to us through bad faith or active and deliberate dishonesty.

Each stockholder entitled to vote on a matter may do so at a meeting in person or by proxy directing the manner in which he or she desires that his or her vote be cast or without a meeting by a consent in writing or by electronic transmission. Any proxy must be received by us prior to the date on which the vote is taken. Pursuant to Maryland law and our Bylaws, if no meeting is held, 100% of the stockholders must consent in writing or by electronic transmission to take effective action on behalf of the Company, unless the action is advised, and submitted to the stockholders for approval, by our Board of Directors, in which case such action may be approved by the consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders.

Amendments

Our Board of Directors is permitted to amend our Articles of Incorporation and Bylaws in such circumstances as designated in our Articles of Incorporation and Bylaws, respectively.

LEGAL PROCEEDINGS

The Company is not currently subject to any known or threatened legal proceedings or litigation at this time. Notwithstanding the foregoing, the Company has received a subpoena from the Commission for the production of certain documents as a result of the Company’s affiliation with RAD Diversified REIT, Inc. The subpoena is a result of an investigation being performed by the Commission of an unknown target and no proceedings have been brought by the Commission against the Company, RAD Diversified REIT, Inc. or their respective affiliates at this time. Nonetheless, the Company will be required to allocate time and resources towards responding to such subpoena and any further SEC inquiries on the matter.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this offering circular, no officer or director or Manager owns shares in the Company and no other person or group holds more than 5% of our outstanding stock.

Acquisitions by Management

The officers and directors of RADD Capital Management, LLC have a policy, whereby an individual officer or director may acquire shares via distributions owed by Company to such individual officer and director or otherwise. This policy will result in the equity ownership of such officer or director to increase over time. This growth of equity ownership could eventually result in a change of ownership of Company. However, no officer or director will be allowed to own more than 1/3 of the Company’s stock at any given time.

Each officer and director will make her or his own decision whether to engage in this practice of equity account build up.

DIRECTORS AND EXECUTIVE OFFICERS

We operate under the direction of our Board of Directors (the “Board”).  Our Board appoints our officers. Additionally, Board has retained our Manager to manage our day-to-day operations and our portfolio of real estate assets, subject in all respects to supervision by the Board.

Our directors must perform their duties in good faith and in a manner each director reasonably believes to be in our best interests.  Further, our directors must act with such care as an ordinarily prudent person in a like position would use under similar circumstances.  However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require.  We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

Our officers and directors are as follows:

Name	Position	Age	Term of Office
Brandon “Dutch” Mendenhall	Chief Executive Officer, Chief Investment Officer, Director	44	September 2022-present
Dena Mangini	Chief Financial Officer and Treasurer	48	September 2023-present
Taylor Green	Chief Operating Officer and Corporate Secretary	30	September 2022-present
Dory Mendenhall	Vice President of Real Estate	46	September 2022-present
Dusty Warren	Director	41	September 2022-present
Amy Vaughn	Director, Chairwoman	45	September 2022-present

Biographies

Brandon “Dutch” Mendenhall – Chief Executive Officer, Chief Investment Officer and Chair of the Board

Brandon “Dutch” Mendenhall is a real estate investor and educator who specializes in the use of tax deeds and real estate leverage to invest in opportunities in the single-family and multi-family residential, mixed residential-commercial, and income producing farmland market. He began his business career as an executive recruiter specializing in commercial real estate and banking.  In 2008, he met Amy Vaughn, and they combined their mentoring and educational resources and started Tax Auction Investors, a real estate education platform where he has mentored thousands of students while coaching them through their real estate deals.

In 2017, Dutch Mendenhall became founder and CEO of RAD Diversified REIT, Inc. He is the general partner of various companies and ventures. In 2022, became founder and CEO of the Company. In 2023 became founder and CEO of the company Alternative Investment Association. He earned a bachelor’s degree in communications from the University of Iowa.

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Dena Mangini - Chief Financial Officer and Treasurer

Dena Mangini has over 27 years in business management, process improvement, and operations working within various corporate entities and higher education; both in the public and private sectors. Dena also served as Vice President of a viticulture company responsible for all aspects of the business including, marketing, accounting, and business development. In 2022 Ms. Mangini joined RAD Diversified REIT, Inc., in the operations department working on various projects focused on strategic planning, process improvement and implementation.

Ms. Mangini holds an Associate’s Degree in Sociology, a Bachelor’s Degree in Behavioral Science with a minor in Criminology, and a Master’s of Business Administration with a focus on Sustainable Business.

Taylor Green - Chief Operating Officer and Corporate Secretary

Taylor Green is the Company’s Chief Operating Officer and Corporate Secretary. Taylor has over 7 years of experience in the operations space. In 2017 through 2020 was Director of Operations at Arizona State University. In 2020, Ms. Green became RAD Diversified REIT, Inc. Corporate Secretary. In 2022, she became Chief Operating Officer of RAD Diversified REIT, Inc., and she was appointed to the same position for the Company in September 2022. In 2023 became the corporate secretary of the company Alternative Investment Association. She ensures implementation of daily policies, implements new innovative software’s and solutions, and will oversee Company filings for its offerings.

Ms. Green holds bachelor’s and master’s degrees in wellness science from Fresno State and Arizona University, respectively.

Dory Mendenhall - Vice President of Real Estate

Dory D. Mendenhall is the Vice President of Real Estate Operations. He oversees all Real Estate Operations for the company. From 2017-2021 Dory was the Director of Real Estate Operations in 3 real estate funds DHI Fund, LLC, DDH Fund, LLC and DHI Holdings, LP. In 2021, Dory became Vice President of Real Estate Operations for RAD Diversified REIT, Inc and holds the same position in the Company since September of 2022. He has 20 years of management experience working in a billion dollar corporate company from 2002-2017. Dory is a licensed realtor in New Jersey in 2022 and Pennsylvania in 2018. Dory holds a contractors license in Pennsylvania in 2020. He completed an OSHA-30 certification of construction in 2020. Dory's responsibilities include: the supervision of marketing for real estate acquisitions, acquisition of all residential real estate, rehab and construction of assets, real estate sales and leasing, and property management.

Dory regularly conducts and leads educational seminars that focus on real estate acquisitions including: auctions (tax, mortgage foreclosure, and REO), pre-auction, on/off-market real estate opportunities. Dory leads monthly education webinars on a broad range of real estate topics. Dory graduated from the New Mexico Military Institute and became a commissioned officer in the United States Army. He went on to pursue a degree in Psychology at Iowa State University and Northwest Bible College in Minnesota.

Dusty Warren – Director

As Director, Dusty Warren brings over 20 years experience managing and developing people through construction business and operating various branches for a distribution company. Since 2007, he has bought and remodeled residential homes. In 2019 was a Manager at Hubbell Wiring Device Kellems focusing on selling electrical devices to the agricultural business.

In 2020, Dusty became the Director of Farms and Ranches at RAD Diversified REIT, Inc. with experience in all aspects of agriculture, having raised cattle and performed farming activities for over 30 years. He focuses on a farm to plate business model and finding the most efficient way to bring cash flow to various lands. In 2022, Dusty became a Director in the Company. Dusty has a proven track record when it comes to vetting and acquiring profitable farm and ranch land assets and will oversee farm acquisition and management for the Company.

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Amy Vaughn - Director

Amy Vaughn has been actively involved in real estate mentoring for two decades.  In 2008, she met Dutch Mendenhall, and they combined their mentoring and educational resources and started Tax Auction Investors, a real estate education platform where she has mentored thousands of students while coaching them through their real estate deals.

Since 2017 has been on the Board as a Director for RAD Diversified REIT, Inc as a director. In 2022, became a director of the Company. In 2023 became a Director of the company Alternative Investment Association. Amy has overseen, developed, and grown each of these real estate investment funds focusing on investor service and support, finances of the Company, and new strategic directions for the Company to develop. She has a bachelor’s degree in business management and marketing from Temple University.

Manager

Our investments will be externally managed by RADD Capital Management, LLC, a Florida limited liability company pursuant to the terms of a Management Agreement between the Company and Manager, a copy of which is attached to this offering circular as Exhibit 6.1.  The Manager will make all investment decisions for us. The Manager will oversee our overall business and affairs and will have broad discretion to make operating decisions on our behalf and to make Investments. Our stockholders will not be involved in our day-to-day affairs. Our CEO and director, Dutch Mendenhall, is the managing member of our Manager and certain of our officers and director and their respective affiliates will also provide services to our Manager. Our Manager is majority owned by Dutch Mendenhall and Amy Vaughn.

Board Committees

We have not established any committees of the Board of Directors.

Family Relationships

There are no familial relationships between any of our officers and directors except that Brandon “Dutch” Mendenhall and Dory Mendenhall are brothers.

Director or Officer Involvement in Certain Legal Proceedings

Our current directors and executive officers have not at any time in the past five (5) years been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) and no petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of any such officers or directors, or any partnership in which they were a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

Code of Ethics

We have not adopted a Code of Ethics.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Executive Officers

No officer has received any compensation from the Company as of the date of this offering circular. Brandon “Dutch” Mendenhall, CEO/CIO, and Amy Vaughn, Chair of the Board of Directors, shall each receive a salary of $5,000 per month, increasing by 10%. They may take this salary in cash or receive an equivalent amount of shares of common stock. There are no written agreements with our officers. This will be reviewed every three years and may be amended sooner.

We do not have a compensation committee and officer compensation is determined directly by the whole Board.

Dual Role of Executive Officers

Even though we are externally managed, our executive officers are employed directly by RAD Diversified Land REIT, Inc. Our executive officers are also employed by our Manager and together with employees of our external manager, will perform asset management, acquisition of real estate assets, property management, and financial management.  Fees for these services will be paid to our external manager and our executive officers will realize growth as owners/members of our external manager. Thus, our officers provide us with executive services, for which we will be responsible for compensation, and provide our Manager with asset management related services, for which they will receive remuneration from our Manager.

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Director Compensation

Directors other than Amy Vaughn will not receive a salary for their services to the Company. Nonetheless, the Board may determine future compensation for its directors.

Outstanding Equity Awards

We have not approved an equity incentive plan. No named executive officer has any unexercised stock options or any existing equity incentive plan awards.

The Company Has No Executive Officer Retirement Plan

The Company has no plan that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including, but not limited to, tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans or nonqualified defined contribution plans.

No Plan of Payment On Termination, Resignation, Or Change In Control

The Company has no contract, agreement, plan or arrangement that provides for any payment to a named executive officer at, following, or in connection with resignation, retirement or other termination of that executive officer. The Company also has no contract, agreement, plan or arrangement that provides for any payment to a named executive officer upon a change in control or a change in the named executive officer’s responsibilities following a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Past Transactions With Related Persons

Except as described herein (or within the section entitled “Compensation Of Directors And Executive Officers” of this offering circular), none of the following parties (each a “Related Party”) has, since inception to the period ended December 31, 2022, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●	any of our directors or officers;
●	any nominee for election as a director;
●	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or
●	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

Asset Management Fee. Beginning in the first calendar quarter of 2023, RADD Capital Management, LLC, will receive a quarterly asset management fee, payable in arrears, equal to an annualized rate of 2.00% of the Company’s combined net asset value.

Performance Fee. The Company shall pay to RADD Capital Management, LLC, a financial management fee, of 20.00% of the increase in net asset value excluding investment activity. The Company shall pay the financial management fee in arrears on an annual basis.

RADD Capital Management, LLC is the lender on one promissory note dated December 30, 2022, in favor of the Company, originally in the amount of $450,000 plus any additional amounts borrowed no later than September 30, 2023 (maximum principal balance $1,000,000). The promissory note has an interest rate of 0.95%. During the period ended December 31, 2022, the Company borrowed an additional $25,000. Balance as of December 31, 2022 was $475,000.

One of the Company’s directors also controls the company RAD Diversified REIT, Inc. RAD Diversified REIT, Inc. is the lender on one promissory note dated December 30, 2022, in favor of the Company, originally in the amount of $90,000 plus any additional amounts borrowed no later than September 30, 2023 (maximum principal balance $500,000). The promissory note has an interest rate of 0.95%. During the period ended December 31, 2022, the Company made principal repayment of $40,000. Balance as of December 31, 2022 was $50,000.

The Company has also purchased two Investments from RAD Diversified REIT, Inc. See the properties described in “Description of Real Estate.” We may purchase Investments from affiliates of our management in the future.

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Related Transaction Policy

We do not have formal policies and procedures for reviewing or approving related transactions.

Director Independence

We do not have independent directors.

SELECTION, MANAGEMENT AND CUSTODY OF INVESTMENTS

Our External Manager

Our Manager will be responsible for:

•	the selection, purchase and sale of our portfolio Investments;

•	our financing activities;

•	leasing of our Investment to tenants;

•	sales of our assets in order to provide liquidity;

•	managing development of our Investments; maintenance and risk mitigation (including insurances acquisition); and

•	providing us with real-estate advisory services.

Our Manager will be responsible for our day-to-day operations and will perform (or will cause to be performed) such services and activities relating to our assets and operations as may be appropriate.

Accordingly, we believe that our success will depend significantly upon the experience, skill, resources, relationships and contacts of the senior officers and key personnel of our Manager and its affiliates. We believe that our future success depends, in large part, upon our Manager’s ability to hire and retain highly skilled managerial, operational and marketing personnel.

See the Management Agreement filed as an exhibit to the offering statement of which this offering circular forms a part.

Investment Discretion

Our Manager is authorized to follow very broad investment guidelines established by our Board of Directors. Our Board of Directors will periodically review our investment guidelines and our portfolio of assets but will not, and will not be required to, review all of our proposed investments, except in limited circumstances as set forth in our investment policies.

In addition, in conducting periodic reviews, our Board of Directors may rely primarily on information provided to them by our Manager.

Our Manager has great latitude within the broad parameters of our investment guidelines in determining the types and amounts of assets in which to invest on our behalf, including making investments that may result in returns that are substantially below expectations or result in losses, which would materially and adversely affect our business and results of operations, or may otherwise not be in the best interests of our stockholders.

Even though our Manager will be providing real-estate advisory services, our Manager is not a licensed asset manager.

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Manager Compensation

Our Manager will be compensated by the Company as follows:

Asset Management Fee:

The Asset Management Fee is equal to 2% of our NAV to be determined on a quarterly basis once the NAV has been determined, calculated as the fair market value of all of the Company’ assets, as determined by the Board of Directors, less the fair market value of all the Company’s liabilities. This fee is payable to our Manager on a quarterly basis.

The Asset Management Fee compensates our Manager for managing all of our assets. The Asset Management Fee is paid regardless of the Company’s performance.

Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations and changes to our NAV. We cannot determine these amounts at the present time.

Performance Fee:

The Performance Fee is equal to 20% of the increase in our NAV that is not attributable to capital we have raised from investors as a result of any Regulation A or other securities offering.

The Performance Fee compensates our Manager based on the appreciation in value of our assets and is not guaranteed.

Actual amounts are dependent upon the results of our operations. We cannot determine these amounts at the present time.

POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

Policy Regarding Conflicts in Monetary Interest

The Company does not have a policy that expressly restricts any of our directors, officers, stockholders or affiliates, including our Manager and its officers and employees, from having a monetary interest in an investment in, or from, conducting, for their own account, business activities of the type we conduct.

As stated elsewhere in this offering circular, members of our Board are the same individuals that serve as board members of our Manager and of several other affiliates and other investments structured and managed by our Board members.

Competition with Manager and Affiliates

Although the Company does not have an explicit policy prohibiting our directors, officers, stockholders or affiliates, including our Manager and its officers and employees, from competing with our interests, the Management Agreement expressly requires our Manager to pay deference to the Company when identifying investments for at least five years.

Our directors, officers, stockholders or affiliates, including our Manager’s officers and employees are not restricted from carrying on a business that is in direct conflict with our business.

LIMITATIONS ON LIABILITY

Liability of our Directors and Officers is Limited

Maryland law permits a Maryland corporation to include in its Articles a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. Our Articles contain such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

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Our Articles authorize us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while our director and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his status as a present or former director or officer of ours and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while our director and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of ours and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The Articles and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of ours or a predecessor of ours.

Maryland law requires a corporation (unless its Articles provide otherwise, which our Articles do not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We intend to purchase and maintain insurance on behalf of our Directors and executive officers against liability asserted against, or incurred by, them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Liability of our Manager is Limited

Upon approval of our board of directors, we are authorized to indemnify and advance expenses to our Manager. This obligation arises under our Management Agreement.

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FINANCIAL STATEMENTS

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RAD DIVERSIFIED LAND REIT, INC.

(a Maryland Corporation)

Financial Statements and Independent Auditor’s Report

For the inception period from September 8, 2022 through December 31, 2022

INDEPENDENT AUDITOR’S REPORT

September 25, 2023

To:	Board of Directors, RAD Diversified Land REIT, Inc.
Re:	Inception Period Financial Statement Audit

We have audited the accompanying financial statements of RAD DIVERSIFIED LAND REIT, INC. (a limited liability company organized in Maryland) (the “Company”), which comprise the balance sheet as of December 31, 2022, and the related statements of operations, shareholders’ deficit, and cash flows for the inception period from September 8, 2022 through December 31, 2022, and the related notes to such financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations, shareholders’ deficit and its cash flows for the inception period from September 8, 2022 through December 31, 2022 in accordance with accounting principles generally accepted in the United States of America.

Critical Audit Matters

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in notes to the financial statements, the Company has stated that substantial doubt exists about the Company's ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in the Notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Sincerely,

IndigoSpire CPA Group, LLC

Aurora, Colorado

September 25, 2023

RAD DIVERSIFIED LAND REIT, INC.

BALANCE SHEET

As of December 31, 2022

See Independent Auditor’s Report and Notes to the Financial Statements

December 31, 2022
ASSETS
Current Assets
Cash and cash equivalents	$25,000
Prepaid expenses	500,000
Total current assets	525,000
Total Assets	$525,000

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accrued expenses	$42,647
Due to affiliate	525,000
Total Current Liabilities	567,467
Total Liabilities	567,467

SHAREHOLDERS’ DEFICIT
Common stock	0
Accumulated deficit	(42,647)
Total Shareholders’ Deficit	(42,647)
Total Liabilities and Shareholders’ Deficit	$525,000

RAD DIVERSIFIED LAND REIT, INC.

STATEMENT OF OPERATIONS

For the inception period from September 8, 2022 through December 31, 2022

See Independent Auditor’s Report and Notes to the Financial Statements

Sep 8, 2022 - Dec 31, 2022
Revenues	$0

Operating expenses
Professional services	42,647
Total operating expenses	42,647

Net Operating Income (Loss)	(42,647)

Tax provision (benefit)	0
Net Income (Loss)	$(42,647)

RAD DIVERSIFIED LAND REIT, INC.

STATEMENT OF SHAREHOLDERS’ DEFICIT

For the inception period from September 8, 2022 through December 31, 2022

See Independent Auditor’s Report and Notes to the Financial Statements

	Common Stock	Accumulated Deficit	Total Shareholders’ Deficit
Balance as of September 8, 2022	$0	$0	$0
Net loss		(42,647)	(42,647)
Balance as of December 31, 2022	$0	$(42,647	$(42,647)

RAD DIVERSIFIED LAND REIT, INC.

STATEMENT OF CASH FLOWS

For the inception period from September 8, 2022 through December 31, 2022

See Independent Auditor’s Report and Notes to the Financial Statements

Sep 8, 2022 – Dec 31, 2022
Operating Activities
Net Income (Loss)	$(42,647)
Adjustments to reconcile net income (loss) to net cash provided by operations:
(Increase) decrease in prepaid expenses	(500,000)
Increase (decrease) in accrued expenses	42,647

Net cash used in operating activities	(500,000)

Investing Activities
None	0

Net cash used in investing activities	0

Financing Activities
Funding from affiliate	525,000

Net cash provided by financing activities	525,000

Net change in cash and cash equivalents	25,000

Cash and cash equivalents at beginning of period	$0
Cash and cash equivalents at end of period	$25,000

Cash paid for interest	$0
Cash paid for income taxes	$0

RAD DIVERSIFIED LAND REIT, INC.

NOTES TO FINANCIAL STATEMENTS

See Independent Auditor’s Report

As of and for the inception period from September 8, 2022 through December 31, 2022

NOTE 1 – NATURE OF OPERATIONS

RAD DIVERSIFIED LAND REIT, INC. (which may be referred to herein as the “Company”, “we,” “us,” or “our”) was organized as a corporation in Maryland on September 8, 2022. The Company is a real estate operation company that intends to raise funds and acquire and operate real estate assets.

The Company is still in an early development stage. As of December 31, 2022, the Company had not yet begun fundraising or generating cash from the operations of the business. The Company intends to open a fundraising round that provides the Company with cash for at least the next 12 months. If the Company exceeds its projected burn rate or cost calculations and cannot secure additional capital and/or on the terms acceptable to the Company, if at all, it may be required to cease operations. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“US GAAP”). The Company uses the United States dollar as its functional currency and has adopted December 31 as its operating year end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties

The Company's business and operations are sensitive to general business and economic conditions in the United States and other countries that the Company operates in. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations. Additionally, in 2023, the Company faces economic uncertainty due to the economic conditions, including rising inflation and interest rates in the United States.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. As of December 31, 2022, the Company had $25,000 of cash on hand.

Fixed Assets

Property and equipment is recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expense. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which range from three to thirty years.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

Intangible Assets

The Company capitalizes its intangible assets and be amortizes them over the expected period to be benefitted, not to exceed the legal lives, which may be as long as 30 years.

Identifiable intangibles with finite useful lives, are periodically evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We look for indicators of a trigger event for asset impairment and pay special attention to any adverse change in the extent or manner in which the asset is being used or in its physical condition. Assets are grouped and evaluated for impairment at the lowest level of which there are identifiable cash flows, which is generally at a location level. Assets are reviewed using factors including, but not limited to, our future operating plans and projected cash flows. The determination of whether impairment has occurred is based on an estimate of undiscounted future cash flows directly related to the assets, compared to the carrying value of the assets. If the sum of the undiscounted future cash flows of the assets does not exceed the carrying value of the assets, full or partial impairment may exist. If the asset carrying amount exceeds its fair value, an impairment charge is recognized in the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined using an income approach, which requires discounting the estimated future cash flows associated with the asset. The Company has not recorded any impairment of intangible assets as of December 31, 2022.

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

•	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

•	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

Income Taxes

Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Any deferred tax items of the Company have been fully valued based on the determination of the Company that the utilization of any deferred tax assets is uncertain.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

Revenue Recognition

The Company has adapted the provision of ASU 2014-09 Revenue from Contracts with Customers (“ASC 606”).

ASC 606 provides a five-step model for recognizing revenue from contracts:

•	Identify the contract with the customer
•	Identify the performance obligations within the contract
•	Determine the transaction price
•	Allocate the transaction price to the performance obligations
•	Recognize revenue when (or as) the performance obligations are satisfied

The Company’s intends to derive revenue the operation and, eventual, sale of real estate assets.

Accounts Receivable

The Company estimates an allowance for doubtful accounts based upon an evaluation of the current status of receivables, historical experience, and other factors as necessary. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change.

Advertising

The Company expenses advertising costs as they are incurred.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Company adopted this ASU and it did not have any effect on its financial statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles – Goodwill and Other (Topic 350), simplifying Accounting for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 removes the requirement to perform a hypothetical purchase price allocation to measure goodwill impairment. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The amendments in this update are effective for public entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendment is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is currently evaluating the impact the adoption of ASU 2017-04 will have on the Company’s financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistency among reporting entities. The ASU is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company adopted this standard in 2022, which did not have a material impact on Company’s financial condition or results of operations.

In August 2020, FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity; Own Equity (“ASU 2020-06”), as part of its overall simplification initiative to reduce costs and complexity of applying accounting standards while maintaining or improving the usefulness of the information provided to users of financial statements. Among other changes, the new guidance removes from GAAP separation models for convertible debt that require the convertible debt to be separated into a debt and equity component, unless the conversion feature is required to be bifurcated and accounted for as a derivative or the debt is issued at a substantial premium. As a result, after adopting the guidance, entities will no longer separately present such embedded conversion features in equity, and will instead account for the convertible debt wholly as debt. The new guidance also requires use of the “if-converted” method when calculating the dilutive impact of convertible debt on earnings per share, which is consistent with the Company’s current accounting treatment under the current guidance. The Company adopted ASU 2016-02 and it did not have any effect on its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 3 – FIXED AND INTANGIBLE ASSETS

The Company has not yet closed on the purchase of any real estate assets.

NOTE 4 – INCOME TAX PROVISION

Management assesses the available positive and negative evidence to estimate if sufficient future taxable income will be generated to use the existing deferred tax assets. On the basis of this evaluation, the Company has determined that it is more likely than not that the Company will not recognize the benefits of the federal and state net deferred tax assets, and, as a result, full valuation allowance has been set against its net deferred tax assets as of December 31, 2022. The amount of the deferred tax asset to be realized could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased.

The Company recognizes the impact of a tax position in the financial statements if that position is more likely than not of being sustained on a tax return upon examination by the relevant taxing authority, based on the technical merits of the position. As of December 31, 2022, the Company had no unrecognized tax benefits.

The Company recognizes interest and penalties related to income tax matters in income tax expense. As of December 31, 2022, the Company had no accrued interest and penalties related to uncertain tax positions.

The Company has filed the required federal or state tax returns and has chosen to be classified as a real estate investment trust under the Internal Revenue Code section 856 and the regulations promulgated thereunder.

The Company will be subject to examination for its federal and state jurisdictions for each year in which a tax return was filed.

NOTE 5 – SHAREHOLDERS’ DEFICIT

Common Stock

The Company has authorized 200,000,000 shares of its common stock at a par value of $0.001. At the time of formation, a nominal number of shares, 100, were issued unpaid.

NOTE 6 – PREPAID EXPENSES

In November 2022, the Company entered into an agreement with Crush Capital (“Crush”) to be featured on Crush’s series “Going Public”. Being featured on the series will help facilitate the Company’s goals. The Company paid a fee of $500,000 as part of the agreement. As the series has not yet been produced as of the balance sheet date, the Company records this as current asset until such time the series is produced.

NOTE 7 – DEBT AND RELATED PARTY TRANSACTIONS

As of December 31, 2022, the Company procured start-up funding for its obligations from an affiliate company, RADD Capital Management LLC (“Affiliate”). The agreement with the Affiliate provides up to $1,000,000 in funding and accrues interest at a rate of 0.95 percent per annum. The amounts loaned are due by December 31, 2023 unless extended by mutual agreement.

As discussed in Note 7 and as of December 31, 2022, the Company has borrowed $525,000 from an affiliate of the Company. As these are transactions between related parties, there is no guarantee that the terms are arm’s length.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company did not enter into any material operating leases as of December 31, 2022.

Contingencies

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. The Company does not believe it has incurred any contingent expenses.

Litigation and Claims

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of December 31, 2022, the Company is not subject to litigation.

NOTE 9 – GOING CONCERN

These financial statements are prepared on a going concern basis. The accompanying financial statements do not include any adjustments that might result from uncertainty that the Company may not be able to continue as a going concern if it exhausts its cash resources pursuing profitable operations.

NOTE 10 – SUBSEQUENT EVENTS

Anticipated Crowdfunded Offering

The Company anticipates conducting an offering and sell up to 7,500,000 shares of its common stock. The details of this offering have not yet been finalized nor has the offering been qualified by the US Securities and Exchange Commission.

Management’s Evaluation

Management has evaluated subsequent events through September 25, 2023, the date the financial statements were available to be issued.

Subsequent to year end, Company borrowed $669,890 in short-term loans at a 10 percent interest rate to fund general corporate purposes.

On July 1, 2023, the Company purchased two properties from RAD Diversified REIT, Inc. for $12,309,604 by issuing a promissory note. The promissory note bears interest at 9.5% per annum and is due on December 31, 2024.

INTERESTS OF NAMED EXPERTS

Our financial statements for the period from inception to December 31, 2022 included in this offering circular have been audited by IndigoSpire CPA Group, LLC, as stated in its report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company’s Bylaws and Articles, subject to the provisions of Maryland Law, contain provisions which allow the corporation to indemnify its officers and directors against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to the Company if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, may be unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act with respect to the interests offered by this Offering Circular. This Offering Circular does not contain all of the information included in the Offering Statement, portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the interests to be sold in this offering, you should refer to the offering statement and its exhibits. Whenever we make reference in this offering circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the offering statement for copies of the actual contract, agreement or other document filed as an exhibit to the offering statement or such other document, each such statement being qualified in all respects by such reference. Upon the qualification of this offering, we will be subject to the informational requirements of Tier 2 of Regulation A and will be required to file annual reports, semi-annual reports, current reports and other information with the SEC. We anticipate making these documents publicly available, free of charge, on our website as soon as reasonably practicable after filing such documents with the SEC.

You can read the Offering Statement and our future filings with the SEC over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

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We will answer inquiries from potential investors concerning the interests, the Company and other matters relating to the offer and sale of the Shares under this Offering Circular. We will afford the potential investors the opportunity to obtain any additional information to the extent we possess such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Requests and inquiries regarding this offering circular should be directed to:

RAD Diversified Land REIT, Inc.

5404 Cypress Center Dr. Suite #320, Tampa, FL 33609

Attn: Investor Relations

admin@RADDiversified.com.

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

EXHIBITS

Exhibit	Description
1.1	Contract with Dalmore
2.1	Certificate of Incorporation, as amended
2.2	Bylaws
4.1	Form of Subscription Agreement
6.1	Contract with Manager
6.2	Contract with Crush Capital
6.3	Contract with DealMaker
6.4	Contract with Issuance, Inc.
11.1	Consent of Auditor
12.1	Opinion of Legality from Dodson Robinette, PLLC

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 13, 2023.

RAD Diversified Land REIT, Inc.

By:	/s/ Brandon Dutch Mendenhall
Name:	Brandon Dutch Mendenhall
Title:	President/CEO

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Brandon Dutch Mendenhall

Name:	Brandon Dutch Mendenhall
Title:	President and Chief Executive Officer and Director (Principal Executive Officer)
Date:	October 13, 2023

/s/ Dena Mangini

Name:	Dena Mangini
Title:	Chief Financial Officer and Principal Accounting Officer
Date:	October 13, 2023

/s/ Amy Vaughn

Name:	Amy Vaughn
Title:	Director
Date:	October 13, 2023

/s/ Dusty Warren
Name:	Dusty Warren
Title:	Director
Date:	October 13, 2023

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